Exhibit 10.1

EXECUTION COPY

LOAN AND SECURITY AGREEMENT

dated as of February 1, 2018

among

Pennymac Corp.,

as a Borrower,

PENNYMAC HOLDINGS, LLC,
as a Borrower,

PENNYMAC MORTGAGE INVESTMENT TRUST,

as Guarantor,

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Lender

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01	Representations and Warranties of each Borrower	11
Section 6.02	Representations Concerning the Collateral	15

ARTICLE VII

COVENANTS

Section 7.01	Covenants of each Borrower	17
Section 7.02	Notice of Certain Occurrences	24

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01	Events of Default	26
Section 8.02	Remedies	29
Section 8.03	Application of Proceeds	30

ARTICLE IX

ASSIGNMENT

Section 9.01	Restrictions on Assignments	30
Section 9.02	Evidence of Assignment; Endorsement on Note	31
Section 9.03	Rights of Assignee	31
Section 9.04	Permitted Participants; Effect	31
Section 9.05	Voting Rights of Participants	32

ARTICLE X

INDEMNIFICATION

Section 10.01	Indemnities by the Borrowers	32
Section 10.02	General Provisions	33

ARTICLE XI

MISCELLANEOUS

Section 11.01	Amendments, Etc	34
Section 11.02	Notices, Etc	34
Section 11.03	No Waiver; Remedies	34
Section 11.04	Binding Effect; Assignability	34
Section 11.05	GOVERNING LAW; SUBMISSION TO JURISDICTION	34
Section 11.06	Entire Agreement	35
Section 11.07	Acknowledgement	35
Section 11.08	Captions and Cross References	35
Section 11.09	Execution in Counterparts	35

Schedules

Schedule I	Definitions
Schedule 5.01	Conditions Precedent to the Effectiveness of this Agreement
Schedule 5.02	Conditions Precedent to each Loan
Schedule 6.01(s)	Borrower’s Existing Financing Facilities
Schedule 6.02	Eligibility Criteria with respect to the Mortgage Loans
Schedule 7.01(cc)	Credit Suisse AG, Cayman Islands Branch Required Investor Reports
Schedule 11.02	Notices

Exhibits

Exhibit 2.02(a)	Form of Note
Exhibit 2.03	Form of Borrower Funding Request
Exhibit 2.08(a)	Form of Repayment Notice
Exhibit 2.08(b)	Form of Prepayment Notice

This LOAN AND SECURITY AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of February 1, 2018, is among Pennymac Corp. (“PMC”), PENNYMAC HOLDINGS, LLC (“Holdings” and, together with PMC, each a “Borrower” and collectively, the “Borrowers”), PENNYMAC MORTGAGE INVESTMENT TRUST (the “Guarantor”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (the “Lender”).

BACKGROUND

The Borrowers wish to obtain financing from time to time to provide funding for the origination or acquisition of certain Eligible Servicing Rights (as defined herein), which Eligible Servicing Rights shall secure Loans (as defined herein) to be made by the Lender hereunder.

The Lender has agreed, subject to the terms and conditions of this Agreement, to provide such financing to the Borrowers.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01Definitions; Construction.

(a)Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in Schedule I.

(b)All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

(c)Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

(d)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.

(e)Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(f)The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(g)Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.02Accounting Matters. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared in accordance with GAAP.

ARTICLE II

LOANS, BORROWING, PREPAYMENT

Section 2.01Loans. On the terms and subject to the conditions set forth in this Agreement, the Lender shall make loans in an aggregate amount not to exceed the Available Facility Amount (each such loan, a “Loan”) to the Borrowers from time to time. The Lender shall distribute the proceeds of such Loan to the related Borrower no later than 1:00 p.m. (New York City time) on the related Funding Date in accordance with Section 2.03.

Section 2.02Note.

(a)The Loans made by the Lender shall be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit 2.02(a) hereto (the “Note”), dated the date hereof, payable to the Lender in a principal amount not to exceed an amount equal to the Available Facility Amount as originally in effect and otherwise duly completed.

(b)The date, amount, and interest rate of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, noted by the Lender on the grid attached to the Note or any continuation thereof, provided, that failure of the Lender to make any such recordation or notation shall not affect the obligations of the Borrowers to make payments when due of any amount hereunder or under the Note in respect of the Loans.

(c)Notwithstanding the pledge of Collateral, the Borrowers hereby acknowledge, admit and agree that the Borrowers’ Obligations under the Note are joint and several recourse obligations of the Borrowers.

Section 2.03Borrower Electronic Files and Funding Requests.

(a)On any Funding Notice Date prior to the Wind Down Date, the Borrowers may request the Lender to make a Loan on the Funding Date specified in the related Borrower Funding Request by delivering to the Lender an irrevocable Borrower Funding Request no later than 3:00 p.m. (New York City time) on such Funding Notice Date. The amount of any Loan requested pursuant to a Borrower Funding Request shall be not greater than the related Available Loan Amount and, with respect to the Initial Borrower Funding Request, shall not be less than $5 million. The Borrowers may request a Funding Date on any Business Day; provided, however, a Funding Date that involves the addition of new Collateral may not fall on any of the five (5) last Business Days in any calendar month unless otherwise agreed by Lender. Any Borrower Funding Request that relates to the addition of new Collateral shall include an Electronic File describing all Eligible Servicing Rights that constitute the Collateral hereunder.

(b)Regardless whether the Borrowers intend to deliver a Borrower Funding Request during any calendar month, the Borrowers shall deliver to the Lender on the fifteenth (15th) calendar day of each month (or, if such day is not a Business Day, the following Business Day) (any such day, a “Collateral Reporting Date”), an Electronic File with respect to all Eligible Servicing Rights that constitute the Collateral hereunder, which shall include all updates to the Collateral since the date of the preceding Electronic File.

(c)In Lender’s determination of Collateral Value for any of the Servicing Rights hereunder, it shall apply the MSR Value of the Servicing Rights in a related Borrowing Base Report. Any excess of the amount funded on such Loan over the Collateral Value shall result in a Borrowing Base Deficiency as set forth in Section 2.08(b). Notwithstanding anything to the contrary contained in this Section 2.03, the Lender shall have the right to determine MSR Value at any time in its sole discretion.

(d)By delivering a Borrower Funding Request, the Borrowers represent and warrant to the Lender that, after taking into account the amount of the requested Loan, all conditions precedent to such Loan specified in Section 5.02 have been satisfied.

Section 2.04Borrowing Base Reports. With respect to each Funding Date, the Lender shall determine the MSR Value of the Eligible Servicing Rights to be pledged as security for a Loan on such Funding Date and shall communicate such determination by providing the Borrowers with a Borrowing Base Report prior to such Funding Date. For purposes of preparing each Borrowing Base Report, the Lender shall calculate the Collateral Value of the Eligible Servicing Rights described in the Relevant Electronic File.

Section 2.05Interest. Interest shall accrue on each Loan for each day during a related Interest Period at a per annum rate equal to the product of (x) the outstanding principal balance of such Loan on such day, multiplied by (y) the sum of (i) the applicable LIBOR Rate for such day and (ii) the Applicable Margin. Interest shall be payable on each Monthly Settlement Date in arrears with respect to each Loan through the final day of each Interest Period (regardless whether such day is a Business Day), such amount to be payable on each Monthly Settlement Date. The Lender shall determine the LIBOR Rate for each Loan, which may be reset on a daily basis, as set forth in the definition of “LIBOR Rate” and provide notice of such determination to the Borrowers. The Lender shall also calculate the amount of interest or other amounts due to be paid by the Borrowers from time to time hereunder (including in connection with any prepayment or repayment of Loans permitted hereunder) and shall provide a written statement thereof to the Borrowers at least two Business Days prior to the due date of such payments (or the relevant repayment or prepayment after having received a notice thereof); provided, that failure to provide such statements on a timely basis shall not relieve the Borrowers of the obligation to pay any interest and principal due on the applicable payment date (based upon its good faith calculation of the amount due, such amount to be promptly reconciled after receipt of a subsequent statement from the Lender) and other such amounts hereunder promptly upon receipt of such statement.

Section 2.06Increased Capital Costs. If Lender determines in its sole discretion that any Change in Law or any change in accounting rules regarding capital requirements has the effect of reducing the rate of return on Lender’s capital under this Agreement as a consequence of such Change in Law or change in accounting rules, then from time to time Borrowers will compensate Lender for such reduced rate of return suffered as a consequence of such Change in Law or change in accounting rules on terms similar to those imposed by Lender. Further, if due to the introduction of, any change in, or the compliance by Lender with (i) any eurocurrency reserve requirement, or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority whether or not having the force of law, there shall be an increase in the cost to Lender as a consequence of the Loans or other advances of funds made by Lender pursuant to this Agreement or any of the Facility Documents relating to fundings or commitments under this Agreement, then Borrowers shall, from time to time and upon demand by Lender, compensate Lender for such increased costs, and such amounts shall be deemed a part of the Obligations hereunder. Lender shall provide Borrowers with notice as to any such Change in Law, change in accounting rules or change in compliance promptly following Lender’s receipt of actual knowledge thereof.

Section 2.07Alternate Rate of Interest. If on any Business Day, the Lender determines (which determination shall be conclusive absent manifest error) (a) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate; or (b) that the LIBOR Rate will not adequately and fairly reflect the cost to the Lender of making or maintaining its Loan; or (c) that it has become unlawful for it to honor its obligation to make or maintain Loans hereunder using the LIBOR Rate, or maintaining its Loans (or its Loan) included in any advance, then the Lender shall give notice thereof to the Borrowers by telephone, facsimile, or other electronic means as promptly as practicable thereafter and, until the Lender notifies the Borrowers that the circumstances giving rise to such notice no longer exist, any Borrower Funding Request that requests that Lender make a new Loan, subject to the timely approval of the Borrowers after receipt of notice of such revised rate, at a rate per annum that the Lender determines in its reasonable discretion adequately reflects the cost to the Lender of making or maintaining the Loan.

Section 2.08Mandatory Repayment of Loans.

(a)On each Loan Repayment Date (or, if such day is not a Business Day, the following Business Day) from and after the Wind Down Date, and continuing until the Outstanding Aggregate Loan Amount shall be reduced to zero, the Borrowers shall repay an amount equal to at least one-twelfth (1/12) of the Outstanding Aggregate Loan Amount as of the Wind Down Date with respect to all Loans and all other amounts due under this Agreement. Loans may be prepaid in accordance with the terms of Section 2.09 hereof and, to the extent prepaid, provided the Wind Down Date shall not have occurred, may be re-borrowed hereunder in accordance with the terms hereof (including satisfaction of all conditions precedent contained in Section 5.02). Notwithstanding the foregoing, all amounts owing under the Facility shall be immediately due and payable on the Termination Date.

(b)If, on any Business Day (a “Borrowing Base Shortfall Day”), the Lender provides written notice to the Borrowers that the Lender has determined in its sole reasonable discretion based on the Borrowing Base Report most recently delivered by the Lender pursuant to Section 2.04 that the Outstanding Aggregate Loan Amount on such day exceeds the lesser of (i) the Borrowing Base and (ii) the Available Facility Amount on such day (such circumstance, a “Borrowing Base Deficiency”), the Borrowers (i) on the same day if the Lender notifies Borrowers by 11:00 a.m. (New York time) of such Borrowing Base Deficiency, or (ii) if the notice is received later than 11:00 a.m. (New York time), then within one (1) Business Day after the Borrowing Base Shortfall Day, shall repay outstanding Loans (including accrued interest thereon), in an amount equal to the amount of the Borrowing Base Deficiency specified in the notice provided to the Borrowers by the Lender (such requirement a “Margin Call”).

Section 2.09Optional Prepayment. The Borrowers may, at their option, prepay any Loan advanced hereunder in full or in part on any date, but not more than once per month; provided, however, that the Borrowers shall be permitted at any time, without limitation, to prepay any Loan in connection with a Margin Call (any such date, an “Optional Prepayment Date”). Any such prepayment received by the Lender by 3:00 p.m. (New York City time) on such Optional Prepayment Date shall be applied by the Lender on such Business Day. Any such prepayment received by the Lender after 3:00 p.m. (New York City time) on such Optional Prepayment Date shall be applied by the Lender on the following Business Day. For the avoidance of doubt, any optional prepayment in full shall not result in the termination of this Agreement unless such termination is declared in writing by the Borrowers, acting in their discretion.

ARTICLE III

PAYMENTS; COMPUTATIONS; TAXES; FEES

Section 3.01Payments and Computations, Etc.

(a)Unless otherwise expressly stated herein, all amounts to be paid or deposited hereunder shall be paid or deposited in accordance with the terms hereof no later than 4:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in same day funds.

(b)The Borrowers shall, to the extent permitted by law, pay interest on all amounts (including principal, interest and fees) due but not paid on the date such payment is due hereunder as provided herein, for the period from, and including, such due date until, but excluding, the date paid, at the applicable Default Rate, payable on demand; provided, however that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

(c)All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

(d)The Borrowers agree that the principal of and interest on the Loans shall be recourse obligations of the Borrowers.

(e)All payments made by the Borrowers under this Agreement shall be made without set-off or counterclaim.

Section 3.02Taxes.

(a)All payments made by Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority therewith or thereon, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on net income by the United States, a state or a foreign jurisdiction under the laws of which the Lender is organized or of its applicable lending office, or a state or foreign jurisdiction with respect to which Lender has a present or former connection (other than any connection arising from executing, delivering, being party to, engaging in any transaction pursuant to, performing its obligations under or enforcing any Facility Document), or any political subdivision thereof (collectively, such non-excluded taxes are hereinafter called “Taxes”), all of which shall be paid by Borrowers for their own account not later than the date when due. If a Borrower is required by law or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall: (a) make such deduction or withholding, (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due, (c) deliver to the Lender, promptly, original tax receipts and other evidence satisfactory to Lender of the payment when due of the full amount of such Taxes; and (d) except as otherwise expressly provided in Section 3.02(d) below, pay to the Lender such additional amounts (including all taxes imposed by any Governmental Authority on such additional amounts) as may be necessary so that the Lender receives, free and clear of all Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.

(b)In addition, each Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by any taxing authority that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).

(c)Each Borrower agrees to indemnify Lender for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 3, and any liability (including penalties, interest and expenses arising thereon or with respect thereto) arising therefrom or with respect thereto, provided that Lender shall have provided Borrowers with evidence, reasonably satisfactory to Borrower, of payment of Taxes or Other Taxes, as the case may be.

(d)Any Lender that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “insurance company,” or “assurance company” (a “Foreign Purchaser”) shall provide Borrowers with original properly completed and duly executed United States Internal Revenue Service (“IRS”) Forms W-8BEN, W-8BEN-E or

W-8ECI or any successor form prescribed by the IRS, certifying that such Person is either (1) entitled to benefits under an income tax treaty to which the United States is a party which eliminates or (2) otherwise fully exempt from United States withholding tax under Sections 1441 through 1442 of the Code on payments to it on or prior to the date upon which each such Foreign Lender becomes a Lender. Each Foreign Lender will resubmit the appropriate form eliminating withholding tax on payments to it on the earliest of (A) the third anniversary of the prior submission, or (B) on or before the expiration of thirty (30) days after there is a “change in circumstances” with respect to such Person as defined in Treas. Reg. Section 1.1441-1(e)(4)(ii)(D). For any period with respect to which the Foreign Lender has failed to provide Borrowers with the appropriate form or other relevant document (x) as expressly required under this Section 3(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided, under the first sentence of this Section 3(d)) or (y) otherwise as required to establish exemption from United States withholding under FATCA, by such Person or by such Person’s assignor or transferor, such Person shall not be entitled to “gross-up” of Taxes under Section 3(d) or indemnification under Section 3(c) with respect to Taxes imposed by the United States which are imposed because of such failure; provided, however that should a Foreign Lender, which is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrowers shall take such steps as such Foreign Lender shall reasonably request to assist such Foreign Lender to recover such Taxes.

(e)Without prejudice to the survival or any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this Section 3.02 shall survive the termination of this Agreement. Nothing contained in this Section 3.02 shall require Lender to make available any of their tax returns or other information that it deems to be confidential or proprietary.

(f)The Lender shall (A) promptly notify the Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) cooperate, in its reasonable discretion and at Borrowers’ expense, with Borrowers to mitigate any requirement of Applicable Law of any jurisdiction in which the Borrowers may be required to withhold or deduct any taxes from amounts payable to Lender hereunder.

Section 3.03Fees and Expenses. The Borrowers agree to pay to the Lender all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and expenses of Lender’s counsel not to exceed $25,000.00) incurred in connection with the execution of this Agreement and the Facility Documents; provided that such limitation on fees and expenses of Lender’s counsel shall not apply to (i) any amendment or renewal of, or waiver of any provision of, this Agreement or any other Facility Document or (ii) any document executed after the Closing Date in connection with the transactions contemplated by this Agreement.

ARTICLE IV

SECURITY INTEREST

Section 4.01Security Interest.

(a)As security for the prompt payment and performance of all of its Obligations, PMC hereby assigns and pledges to the Lender, and grants a security interest, subject to the interests of Freddie Mac as set forth in Section 4.02 and in the Freddie Mac Acknowledgment Agreement, to the Lender, all of PMC’s right, title and interest, in, to, and under, whether now owned or hereafter acquired, in all of the following, whether now or hereafter existing and wherever located: (i) the Pledged Servicing Rights whether or not yet accrued, earned due or payable as well as all other present and future rights and interests of PMC in such Pledged Servicing Rights, (ii) all books and records, including computer disks and other records or physical or virtual data or information, related to the foregoing (but excluding computer programs) and (iii) all monies due or to become due with respect to the foregoing and all proceeds of the foregoing, but with respect to items (i) - (iii) above specifically excluding the Excluded Collateral (collectively, the “PMC Collateral”); provided that PMC does not assign or pledge to the Lender, or grant a security interest in any of PMC’s right, title and interest, in, to or under PMC’s rights to reimbursement for any Advances related to mortgage servicing rights subject to the Freddie Mac Servicing Contract.

(b)As security for the prompt payment and performance of all of its Obligations, Holdings hereby assigns and pledges to the Lender, and grants a security interest, subject to the interests of Freddie Mac as set forth in Section 4.02 and in the Freddie Mac Acknowledgment Agreement, to the Lender, all of Holdings’ right, title and interest, in, to, and under, whether now owned or hereafter acquired, in all of the following, whether now or hereafter existing and wherever located: (i) any Excess Servicing Fees sold by PMC to Holdings pursuant to the terms of the Master Spread Acquisition and MSR Servicing Agreement, (ii) all books and records, including computer disks and other records or physical or virtual data or information, related to the foregoing (but excluding computer programs) and (iii) all monies due or to become due with respect to the foregoing and all proceeds of the foregoing (collectively, the “Holdings Collateral” and together with the PMC Collateral, the “Collateral”).

Section 4.02Provisions Regarding Pledge of Freddie Mac Servicing Rights to Be Included In Financing Statements.  Notwithstanding anything to the contrary in the Agreement or any of the other Facility Documents (other than the Freddie Mac Acknowledgment Agreement), the security interest of the Lender created hereby with respect to the Pledged Servicing Rights is subject to the following provisions to be included in each financing statement filed in respect hereof (or any variation required by Freddie Mac):

“Notwithstanding anything herein to the contrary, the security interest publicized or perfected by this financing statement is subject and subordinate in each and every respect (a) to all rights, powers and prerogatives of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) under and in connection with the Purchase Documents, as that term is defined in the Freddie Mac Single-Family Seller/Servicer Guide, which rights include, without limitation, the right of Freddie

Mac to disqualify (in whole or in part) PennyMac Corp. as an approved Freddie Mac Seller/Servicer, with or without cause, and the right to terminate (in whole or in part) the unitary, indivisible master servicing contract and to transfer and sell all or any portion of said servicing contract rights, as provided in the Purchase Documents; and (b) to all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations of PennyMac Corp. to Freddie Mac.”

Section 4.03Authorization of Financing Statements.  The Borrowers hereby authorize the Lender to file any financing or continuation statements required to perfect, protect, or more fully evidence the Lender’s security interest in the Collateral granted hereunder. The Lender will notify the Borrowers of any such filing (but the failure to deliver such notice shall not prejudice any rights of the Lender under this Section 4.03).

Section 4.04Lender’s Appointment as Attorney In Fact.

(a)Each Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney‑in‑fact with full irrevocable power and authority in the place and stead of such Borrower and in the name of such Borrower or in its own name, from time to time in the Lender’s discretion, if an Event of Default shall have occurred and be continuing, for the limited purpose of carrying out the terms of this Agreement (or any Servicing Contracts to the extent permitted pursuant to the Freddie Mac Acknowledgment Agreement), to take any action on behalf of such Borrower pursuant to the Freddie Mac Acknowledgment Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement (or any Servicing Contracts to the extent permitted pursuant to the Freddie Mac Acknowledgment Agreement) solely to the extent such actions are expressly permitted to be taken by the Lender under the Freddie Mac Acknowledgment Agreement or the Freddie Mac Servicing Contract, and, without limiting the generality of the foregoing, each Borrower hereby gives the Lender the power and right, on behalf of such Borrower, without assent by, but with notice to, the Borrowers, if an Event of Default shall have occurred and be continuing, to do the following solely to the extent expressly permitted in the Freddie Mac Acknowledgment Agreement and the Freddie Mac Servicing Contract:

(i)in the name of a Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

(ii)(A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) in connection with the above, to give such discharges or releases as the Lender may deem appropriate; and (F) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Borrowers’ expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Borrowers might do;

(iii)in connection with the preservation of the security interest granted hereunder in favor of Lender, perform or cause to be performed, the Borrowers’ obligations under any Servicing Contract to the extent permitted by the Freddie Mac Acknowledgment Agreement.

Each Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney is a power coupled with an interest and shall be irrevocable but shall terminate upon release of the Lender’s security interest as provided in Section 4.05.

(b)Each Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with the sale provided for in Section 8.02(c) hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; provided that the exercise of such powers are in accordance with the Freddie Mac Acknowledgment Agreement.

(c)The powers conferred on the Lender are solely to protect the Lender’s interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to a Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct; provided that the Lender shall exercise such powers only to the extent expressly permitted in the Freddie Mac Acknowledgment Agreement.

Section 4.05Release of Security Interest. Upon termination of this Agreement and repayment to the Lender of all Obligations and the performance of all obligations under the Facility Documents, the Lender shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Borrower, or upon or as a result of the appointment of a receiver, intervener or conservator of, or a trustee or similar officer for a Borrower or any substantial part of its Property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

ARTICLE V
CONDITIONS PRECEDENT

Section 5.01Conditions Precedent. The effectiveness of this Agreement is subject to the condition precedent that the Lender shall have received each of the items set forth in Schedule 5.01 (unless otherwise indicated) dated such date, and in such form and substance, as is satisfactory to the Lender.

Section 5.02Further Conditions Precedent. The funding of each Loan hereunder, shall in all events be subject to satisfaction of the further conditions precedent set forth in Schedule 5.02 as of the making of such Loan.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01Representations and Warranties of each Borrower. Each Borrower andº Guarantor, as applicable, represents and warrants to the Lender that throughout the term of this Agreement (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true or correct as of such date):

(a)Borrower Party Existence. PMC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Holdings has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. Guarantor has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

(b)Licenses. Each Borrower Party is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws, rules and regulations.  Each Borrower Party has the requisite power and authority, legal right and necessary licenses to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of each Facility Document.

(c)Power. Each Borrower Party has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

(d)Due Authorization. Each Borrower Party has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Facility Documents, as applicable. Each Facility Document has been (or, in the case of Facility Documents not yet executed, will be) duly authorized, executed and delivered by each Borrower Party, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against each Borrower Party in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

(e)Financial Statements. The financial statements of each Borrower Party, copies of which have been furnished to Lender, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the related Borrower Party as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no material adverse change in the consolidated business, operations or financial condition of any Borrower Party from that set forth in said financial statements nor is any Borrower Party aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change.. Except as disclosed in such financial statements or pursuant to Section 7.01 hereof, no Borrower Party is subject to any liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans.

(f)Event of Default. There exists no Event of Default under Section 8.01(e) hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 8.01(e) hereof.

(g)Solvency. Each Borrower Party is solvent and will not be rendered insolvent by any Loan hereunder and, after giving effect to each such Loan, will not be left with an unreasonably small amount of capital with which to engage in its business. No Borrower Party intends to incur, nor believes that it has incurred, debts beyond their ability to pay such debts as they mature and are not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. The amount of consideration being received by the Borrowers after giving effect to each Loan by the Lender constitutes reasonably equivalent value and fair consideration for such Loan. No Borrower is pledging any Collateral with any intent to hinder, delay or defraud any of its creditors. The Agreement and the Facility Documents, any other document contemplated hereby or thereby and each transaction have not been entered into fraudulently by any Borrower Party hereunder, or with the intent to hinder, delay or defraud any creditor or Lender.

(h)No Conflicts. The execution, delivery and performance by each Borrower Party of each Facility Document does not conflict with, result in the breach of or violate any provision of the organizational documents of the related Borrower Party or result in the breach of any provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture, loan or credit agreement or other instrument to which a Borrower Party, the Collateral or any of a Borrower Party’s Property is or may be subject to, or result in the violation of any law, rule, regulation, order, judgment, writ, injunction or decree to which a Borrower Party, the Collateral or a Borrower Party’s Property is subject, which conflict would have a Material Adverse Effect.

(i)True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates relating to any Borrower Party that any Borrower Party has delivered or caused to be delivered to Lender in connection with the initial or any ongoing due diligence of any Borrower Party and the negotiation, preparation, or delivery of the Facility Documents, are true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

(j)Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable law in connection with the execution, delivery and performance by any Borrower Party of each Facility Document except for (i) consents that have been obtained in connection with transactions contemplated by the Facility Documents, (ii) filings to perfect the security interest created by this Agreement, and (iii) authorizations, consents, approvals, filings, notices, or other actions the failure to make could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  For the avoidance of doubt, the parties acknowledge that certain details, excluding pricing details, of the Facility Documents will be filed in the Guarantor’s 8-K filing.

(k)Litigation. There is no action, proceeding or investigation pending with respect to which any Borrower Party has received service of process or, to the best of any Borrower Party’s knowledge, threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Facility Document, (B) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document, (C) making a claim individually or in the aggregate in an amount greater than $10,000,000 against any Borrower Party, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder, (E) which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact any Borrower Party’s business or (F) which might materially and adversely affect the validity of the Collateral or the performance by it of its obligations under, or the validity or enforceability of any Facility Document.

(l)Taxes. Each Borrower Party and their Subsidiaries is a U.S. Person and has timely filed all tax returns that are required to be filed by them and have paid all taxes, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of each Borrower Party and their Subsidiaries in respect of taxes and other governmental charges are, in the opinion of each Borrower or Guarantor, as applicable, adequate.

(m)Investment Company. None of Borrowers, the Guarantor nor any of their Subsidiaries is required to be registered as an “investment company” as defined under the Investment Company Act or is an entity “controlled by” an entity required to be registered as an “investment company” as defined under the Investment Company Act; provided, however, that any entity that is under the management of PNMAC Capital Management LLC in its capacity as an “investment adviser” within the meaning of the Investment Company Act and is otherwise not directly or indirectly owned or controlled by a Borrower shall not be deemed a “Subsidiary” for the purposes of this Section 6.01(m).

(n)Chief Executive Office; Jurisdiction of Organization. Each Borrower’s chief executive office on the date hereof is located at 3043 Townsgate Road, Westlake Village, CA 91361. Each Borrower’s jurisdiction of organization is the State of Delaware. Borrowers shall provide Lender with thirty days advance notice of any change in any Borrower’s principal office or place of business or jurisdiction. No Borrower has a trade name. During the preceding five years, no Borrower has been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

(o)Location of Books and Records. The location where each Borrower keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office or in the custody of the Subservicer.

(p)Adjusted Tangible Net Worth. On the Closing Date, each Borrower Party’s Adjusted Tangible Net Worth are not less than the amounts set forth in Section 7.01(w)(i) hereof.

(q)ERISA. Each Plan to which each Borrower Party or their Subsidiaries make direct contributions, and, to the knowledge of Borrower Party, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other federal or state law.

(r)Agreements. No Borrower nor any Subsidiary of any Borrower is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 6.01(e) hereof. No Borrower nor any Subsidiary of any Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of any Borrower as a whole. No holder of any indebtedness of any Borrower or of any of its Subsidiaries has given notice of any asserted default thereunder.

(s)Other Indebtedness. Each Borrower’s financing facilities currently in place for the financing of any mortgage servicing rights or servicing advances owned by such Borrower is listed in detail in Schedule 6.01(s) attached hereto. Each Borrower shall provide any updates to Schedule 6.01(s) to the Lender at the time it delivers each Compliance Certificate hereunder.

(t)Agency Approvals. Each of PMC and Subservicer is a seller/servicer approved by Fannie Mae and Freddie Mac, an issuer approved by Ginnie Mae and a lender approved by HUD. Each of PMC and Subservicer is in good standing to service mortgages for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and Freddie Mac, as applicable.  Neither PMC nor Subservicer has been suspended as a seller/servicer by Fannie Mae, Freddie Mac, Ginnie Mae or HUD on and after the date on which PMC first obtained such approval from Fannie Mae, Ginnie Mae, HUD or Freddie Mac, as applicable. No Borrower Party is, and/or Subservicer is not, under review or investigation outside of due course and does not have knowledge of imminent or future investigation outside of due course, by Fannie Mae, Ginnie Mae, HUD or Freddie Mac on and after the date on which PMC or Subservicer, as applicable, became a Fannie Mae, Ginnie Mae, HUD or Freddie Mac approved seller/servicer or lender, as the context may require.

(u)No Reliance. Each Borrower Party has made its own independent decisions to enter into the Facility Documents, as applicable, and as to whether each Loan is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. No Borrower Party is relying upon any advice from Lender as to any aspect of the Loans, including without limitation, the legal, accounting or tax treatment of such Loans.

(v)Plan Assets. No Borrower Party is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Collateral does not constitute “plan assets” within the meaning of 29 CFR §2510.3 101 as amended by Section 3(42) of ERISA, in any Borrower Party’s hands, and transactions by or with a Borrower Party are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(w)No Prohibited Persons. Neither Borrowers nor Guarantor, or any of their Affiliates, officers, directors, partners or members, is an entity or person (or to the Borrowers’ or Guarantor’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

(x)Servicing. Borrowers have adequate financial standing and PMC, through the Subservicing Agreement, access to adequate servicing facilities, procedures and experienced personnel necessary for the sound servicing of the Mortgage Loans subject to this Agreement and in accordance with Accepted Servicing Practices.

(y)Real Estate Investment Trust. Guarantor is a REIT.

(z)Subservicer Power and Authority. The Subservicer (a) is a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, (b) has all necessary power and authority and legal right to service the Mortgage Loans subject to this Agreement, and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

Section 6.02Representations Concerning the Collateral. Each Borrower represents and warrants to the Lender that as of each day that a Loan is outstanding pursuant to this Agreement:

(a)Such Borrower has not assigned, pledged, conveyed, or encumbered any Collateral to any other Person or any right to any Collateral to any Person (including without limitation any right to control or transfer or otherwise effectuate any remedy relating to any Collateral), and immediately prior to the pledge of any such Collateral, such Borrower was the sole owner of such Collateral and had good and marketable title thereto (subject to the rights of Freddie Mac with respect to the related Servicing Rights), free and clear of all Liens (subject only to the rights and interests of Freddie Mac), and no Person, other than the Lender has any Lien on any Collateral (subject only to the rights and interests of Freddie Mac). No Eligible Servicing Rights are related to Mortgage Loans owned or financed by a third-party (including without limitation any Affiliate of such Borrower) other than Freddie Mac pursuant to a Freddie Mac Acknowledgment Agreement, and no Person has any interest in any Eligible Servicing Rights or any related Mortgage Loans, other than Lender, such Borrower (or both Borrowers in the case where any Excess Servicing Fees have been sold by PMC to Holdings pursuant to the terms of the Master Spread Acquisition and MSR Servicing Agreement), or Freddie Mac pursuant to the applicable Freddie Mac Acknowledgment Agreement (including without limitation any right to control or transfer or otherwise effectuate any remedy relating to any Eligible Servicing Rights).

(b)The provisions of this Agreement are effective to create in favor of the Lender a valid security interest in all right, title, and interest of the Borrowers in, to and under the Collateral, subject only to the rights and interests of Freddie Mac and the Freddie Mac Acknowledgment Agreement.

(c)All Recourse Servicing Obligations as of the applicable date of the most recent Electronic File have been identified as such in a monthly summary report delivered to the Lender. All information concerning all Servicing Rights set forth on the Electronic File pursuant to which such Servicing Rights were, are or will be (as applicable) pledged to the Lender will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading as of the date of such Electronic File.

(d)Upon the filing of financing statements on Form UCC-1 naming the Lender as “Secured Party” and each Borrower as a “Debtor”, and describing the Collateral, in the appropriate jurisdictions, the Lender has a duly perfected first priority security interest under the UCC in all right, title, and interest of each Borrower in, to and under, subject to the rights and interests of Freddie Mac and the Freddie Mac Acknowledgment Agreement.

(e)The Facility Documents create in favor of the Lender a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary to perfect such security interest have been duly taken. Subject to the rights of Freddie Mac as set forth in Section 4.02 and in the Freddie Mac Acknowledgment Agreement, the Borrowers are the legal and beneficial owners of the applicable Collateral free and clear of any Lien, except for the Liens created or permitted under the Facility Documents.

(f)Subject only to the terms of the Freddie Mac Acknowledgment Agreement and the Freddie Mac Servicing Agreement, each Borrower has and will continue to have the full right, power and authority, to pledge the applicable Collateral, and the pledge of such Collateral may be further assigned without any requirement, except as may be specified in the Freddie Mac Servicing Contract and the Freddie Mac Acknowledgment Agreement.

(g)In connection with any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by a Borrower or any of its Affiliates on the one hand and any third party (including an Affiliate of a Borrower or any of its Affiliates but excluding the Lender or any Affiliate of Lender) on the other, including without limitation, any other facility for the funding of Advances, no such third party has the right pursuant to the terms of such repurchase agreement, loan and security agreement or similar credit facility or agreement, to cause such Borrower to terminate, rescind, cancel, pledge, hypothecate, liquidate or transfer any of the Collateral.

ARTICLE VII

COVENANTS

Section 7.01Covenants of each Borrower. Each Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until all Obligations have been paid in full:

(a)Litigation. Each Borrower Party, as applicable, will promptly, and in any event within ten (10) days after service of process on any of the following, give to Lender notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting the Borrower Party or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in the aggregate in an amount greater than $10,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Each Borrower Party, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

(b)Prohibition of Fundamental Changes. No Borrower Party shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that such Borrower Party may merge or consolidate with (a) any wholly owned subsidiary of such Borrower Party, or (b) any other Person if such Borrower Party is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.

(c)Servicing. No Borrower shall cause the Mortgage Loans to be serviced by any servicer other than Subservicer or an Eligible Subservicer without the consent of the Lender, which consent shall not be unreasonably withheld, subject to the rights and interests of the Agencies; provided, however, that the consent of Lender shall not be required if either (i) Freddie Mac terminates PMC or the Subservicer, as servicer or subservicer, as applicable, or (ii) Freddie Mac directs the PMC or the Subservicer to cause the Mortgage Loans to be serviced by another servicer, and in each case, such successor servicer shall be an approved servicer under the guidelines of Freddie Mac.

(d)Insurance. The Borrowers shall, and shall cause Guarantor and Subservicer to keep all property useful and necessary in its business in good working order and condition. The Borrowers shall and shall cause Subservicer to maintain a fidelity bond and be covered by insurance (including, without limitation, errors and omissions insurance) of the kinds and in the amounts customarily maintained by such similarly situated entities in the same jurisdiction and industry as the Borrowers, in amounts acceptable to the Agencies, and no Borrower or Subservicer shall reduce such coverage without the written consent of Lender, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

(e)No Adverse Claims. Each Borrower warrants and will defend the right, title and interest of the Lender in and to the Collateral pledged to the Lender against the claims and demands of all Persons whomsoever, subject to the restrictions imposed by the Freddie Mac Acknowledgment Agreement and the Freddie Mac Servicing Contract.

(f)Assignment. Except as permitted herein, no Borrower shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Facility Documents), any of the Collateral or any interest therein subject to the Freddie Mac Servicing Contract and/or the Freddie Mac Acknowledgment Agreement, except (x) the security interest granted hereunder in favor of the Lender and (y) the rights of Freddie Mac under the Freddie Mac Servicing Contract.

(g)Security Interest. Each Borrower shall do all things necessary to preserve the Collateral so that it remains subject to a first priority perfected security interest hereunder subject to the rights of Freddie Mac under the Freddie Mac Servicing Contract and the Freddie Mac Acknowledgment Agreement. Without limiting the foregoing, the Borrowers will comply with all rules, regulations and other laws of any Governmental Authority and cause the Collateral to comply with all applicable rules, regulations and other laws. Each Borrower Party and the Subservicer shall diligently fulfill its duties and obligations under the Freddie Mac Servicing Contract and the Subservicing Agreement in all material respects and shall not default in any material respect under the Freddie Mac Subservicing Agreement and/or the Freddie Mac Acknowledgment Agreement; provided that it shall not be a breach of this covenant if: (a) Freddie Mac shall terminate a Borrower’s rights under any Freddie Mac Servicing Contract and such Borrower shall repay (without duplication of payment) to the Lender an amount equal to the excess of the sum of the Loans then outstanding over the sum of the Borrowing Base of all the Servicing Rights then pledged to the Lender within the time periods set forth in Section 2.08(b) or (b) the Freddie Mac Servicing Contract expires in accordance with its terms and without renewal or (c) a default declared by an Agency in respect of the Freddie Mac Servicing Contract arose from a failure of the portfolio of serviced Mortgage Loans to perform as required by the Freddie Mac Servicing Contract and Freddie Mac has elected in writing to continue to use PMC as servicer of both that portfolio and other pools of Mortgage Loans and individual Mortgage Loans and Freddie Mac has not rescinded or revoked such election.

(h)Records.

(i)

Borrowers shall collect and maintain or cause to be collected and maintained all records relating to the Collateral in accordance with industry custom and practice for assets similar to the Collateral, and all such records shall be in each Borrower’s or the Subservicer’s possession unless Lender otherwise approves. Borrowers or the Subservicer will maintain all such records in good and complete condition in accordance with industry practices for assets similar to the Collateral and preserve them against loss.

(ii)

Upon reasonable advance notice from Lender, Borrowers shall (x) make any and all records relating to the Pledged Servicing Rights and the Subservicer, any Borrower Party and the other Collateral in the possession of the Borrowers or Subservicer available to Lender to reasonably examine during normal business hours, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Lender or its authorized agents to discuss the affairs, finances and accounts of the Borrower Parties with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of the Borrower Parties with its independent certified public accountants; provided, however, the foregoing shall not apply with respect to any information that the Borrowers or Subservicer are required by an Agency to keep confidential.

(i)Books. Each Borrower Party shall keep or cause to be kept in reasonable detail records and books of account of its assets and business, in which complete entries will be made in accordance with GAAP consistently applied.

(j)Approvals. Except as would not be reasonably likely to have a Material Adverse Effect or would have a material adverse effect on the Collateral or Lender’s interest therein, each Borrower Party shall maintain all licenses, permits or other approvals necessary for such Borrower Party to conduct its business and to perform its obligations under the Facility Documents, and such Borrower Party shall conduct its business in all material respects in accordance with applicable law.

(k)Material Change in Business. No Borrower Party shall make any material change in the nature of its business as carried on at the date hereof.

(l)Distributions. If an Event of Default has occurred and has not been waived by the Lender in accordance herewith, no Borrower Party shall make any Restricted Payments.

(m)Applicable Law. Each Borrower Party shall comply with all applicable Requirements of Law if the failure to comply with such Requirements of Law could reasonably be expected to have a Material Adverse Effect.

(n)Existence. Each Borrower Party shall preserve and maintain their legal existence and all of their material rights, privileges, licenses and franchises.

(o)Chief Executive Office; Jurisdiction of Organization. No Borrower shall move its chief executive office from the address referred to in Section 6.01(n) or change its jurisdiction of organization from the jurisdiction referred to in Section 6.01(a) unless it shall have provided Lender thirty (30) days’ prior written notice of such change.

(p)Taxes. Each Borrower Party is a U.S. Person and shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

(q)Transactions with Affiliates. No Borrower will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under the Facility Documents and will not result in a Default hereunder, (b) in the ordinary course of such Borrower’s business and (c) upon fair and reasonable terms no less favorable to such Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate.

(r)Guarantees. No Borrower shall create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in such Borrower’s financial statements or notes thereto or (ii) to the extent set forth in the Freddie Mac Acknowledgment Agreement.

(s)Indebtedness. No Borrower shall incur any additional material Indebtedness (other than (i) the Indebtedness specified on Schedule 6.01(r) hereto; (ii) usual and customary accounts payable for a mortgage company; (iii) Indebtedness incurred in connection with new or existing secured lending facilities; and (iv) Indebtedness incurred in connection with an intercompany lending agreement) without the prior written consent of Lender.  No Borrower shall enter into any other financing facility with a lender other than the Lender to provide for the financing of Freddie Mac Servicing Rights.

(t)True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates relating to any Borrower Party that any Borrower Party has furnished to Lender hereunder and during Lender’s diligence of each Borrower Party are and will be true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by each Borrower Party to Lender pursuant to this Agreement shall be prepared in accordance with GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

(u)Agency Approvals. Each Borrower Party, as applicable, shall maintain its status with Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, in each case in good standing (“Agency Approvals”). Each Borrower shall cause Subservicer to service all Mortgage Loans in accordance with the applicable Agency Guide. Each Borrower shall maintain, and cause Subservicer to take all necessary action to maintain, as applicable, all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Loan.

(v)Plan Assets. No Borrower Party shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and the Borrowers shall not use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement. Transactions by or with a Borrower or the Guarantor shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(w)Financial Covenants. Each Borrower and the Guarantor shall at all times comply with all financial covenants and/or financial ratios set forth below:

(i)

Adjusted Tangible Net Worth. (A) PMC shall maintain an Adjusted Tangible Net Worth of at least $150,000,000, (B) Holdings shall maintain an Adjusted Tangible Net Worth of at least $250,000,000, and (C) Guarantor shall maintain an Adjusted Tangible Net Worth of at least $860,000,000.

(ii)

Indebtedness to Adjusted Tangible Net Worth Ratio. PMC’s ratio of Indebtedness (on and off balance sheet and excluding (A) Non-Recourse Debt, including any securitization debt, and (B) any intercompany debt eliminated in consolidation) to Adjusted Tangible Net Worth shall not exceed 10:1. Holdings’ ratio of Indebtedness (on and off balance sheet and excluding (A) Non-Recourse Debt, including any securitization debt, and (B) any intercompany debt eliminated in consolidation) to Adjusted Tangible Net Worth shall not exceed 10:1. Guarantor’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 5:1.

(iii)	Maintenance of Profitability. Guarantor shall maintain profitability of at least $1.00 in Net Income for at least one of the two prior Test Periods.
(iv)

Maintenance of Liquidity. Holdings, PMC and Guarantor shall ensure that, as of the end of each calendar month, they have consolidated cash and Cash Equivalents other than Restricted Cash in amounts not less than (i) with respect to Holdings, $10,000,000, (ii) with respect to PMC, $10,000,000, (iii) with respect Holdings and the PMC, $25,000,000 in the aggregate and (iv) with respect to Guarantor, $40,000,000.

(x)Changes in Servicing Contracts. The Borrowers shall provide written notice to the Lender of any changes in any Servicing Contracts that may materially affect the Servicing Rights within three (3) Business Days after a Borrower receives notice thereof.

(y)Monthly Third Party Valuation Reports. As soon as possible and in any event no later than the twenty-third (23rd) calendar day of each calendar month (or, if such day is not a Business Day, the following Business Day), such Borrower shall provide to Lender a report provided by a third party valuation agent acceptable to the Lender setting forth such agent’s determination of the value of all of such Borrower’s servicing rights (including servicing rights not subject to this Agreement) and cash flows, along with the appropriate certificate required under Section 7.01(z)(iii).

(z)Financial Statements. Each Borrower shall deliver to the Lender, in each case, to the extent not publicly filed:

(i)

Within forty (40) days after the end of each month, consolidated unaudited balance sheets and consolidated statements of income and changes in equity and unaudited statement of cash flows, all to be in a form acceptable to Lender, showing the financial condition and results of operations of such Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of each such month and for the then elapsed portion of the fiscal year, setting forth, certified by a financial officer of such Borrower (acceptable to Lender) as presenting fairly the financial position and results of operations of such Borrower and its consolidated Subsidiaries and as having been prepared in accordance with GAAP consistently applied, in each case, subject to normal year-end audit adjustments;

(ii)

Within ninety (90) days after the end of each fiscal year of each Borrower, the consolidated audited balance sheets of such Borrower and its consolidated Subsidiaries, which will be in conformity with GAAP, and the related consolidated audited statements of income and changes in equity showing the financial condition of such Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of operations during such year, and consolidated audited statements of cash flows, as of the close of such fiscal year, setting forth, in each case, in comparative form the corresponding figures for the preceding year. The foregoing consolidated financial statements are to be reported on by, and to carry the unqualified report (acceptable in form and content to Lender) of, an independent public accountant of national standing acceptable to Lender and are to be accompanied by a letter of management in form and substance acceptable to Lender; and

(iii)

Together with each set of the financial statements delivered pursuant to clause (i) above, a certificate of a Responsible Officer of such Borrower in the form attached as Exhibit A to the Pricing Side Letter.

(aa)Notice of Disposal of Servicing Rights. In the event that a Borrower sells or otherwise disposes of any of the Pledged Servicing Rights, it shall give the Lender ten (10)

Business Days’ prior written notice of such sale or disposition (together with a list of the affected loans and other information helpful to the Lender in assessing the related Collateral Value), during which time the Lender shall recalculate the Collateral Value for the Collateral remaining after such sale or disposition.

(bb)Requests for Information. The Borrowers shall furnish to the Lender within five (5) Business Days after the Lender’s request, any information, documents, records or reports with respect to the servicing or subservicing of the Collateral, any Borrower Party’s or Subservicer’s business or its relationship with any Agency, as the Lender may from time to time reasonably request.

(cc)Monthly Reports. No later than the time set forth in Section 7.01(z)(i), Borrowers shall provide to Lender (i) reports of information related to (x) any claims or compensatory fees actually paid by a Borrower or Guarantor to each Agency related to enforcement by such Agency of its rights under the related Agency Guide (or to trusts under non-agency securitizations) that are not reimbursed from a predecessor originator/servicer, (y) a summary report of claims for repurchases or indemnity made by Agencies, insurers or trusts in non-agency securitizations, including the current status or resolution of such repurchase and indemnification demands; (z) the Collateral as detailed in Schedule 7.01(cc); (ii) a report provided by Borrowers setting forth Borrowers’ determination of the value of all of Borrowers’ servicing rights (including servicing rights not subject to this Agreement) and cash flows, along with the appropriate certificate required under Section 7.01(z)(iii); and (iii) copies of all notices it receives from any Agency that materially affect the Eligible Servicing Rights.

(dd)Subservicer Acknowledgement Letter. The Borrowers shall cause the Subservicer to acknowledge the Lender’s rights hereunder and agree to follow all instructions of Lender upon the occurrence of a default hereunder, which side letter shall be acceptable to Lender in form and substance (each such side letter, a “Subservicer Acknowledgment Letter”) and prior to permitting any other subservicer to service any Mortgage Loans related to the Eligible Servicing Rights pledged hereunder, the Borrowers shall cause such subservicer to become a party to a Subservicer Acknowledgment Letter.

(ee)Master Spread Acquisition and MSR Servicing Agreement. For so long as Lender has an interest in or lien on the Collateral, (i) no Borrower Party shall amend, supplement or otherwise modify the Master Spread Acquisition and MSR Servicing Agreement without prior written consent of the Lender; and (ii) Holdings shall not sell one or more participations in the Excess Servicing Fees or enter into any other arrangement whereby one or more Persons have rights through, or with, Holdings with respect to the Excess Servicing Fees without the prior written consent of Lender, such consent to be given at the sole reasonable discretion of the Lender.

Section 7.02Notice of Certain Occurrences. Each Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until all Obligations have been paid in full:

(a)Defaults. Each Borrower shall promptly, and in any event within one (1) Business Day of knowledge thereof by a Responsible Officer of such Borrower, inform Lender in writing of any Default or Event of Default by such Borrower or any other Person (other than Lender or Lender’s Affiliates) of any material obligation under any Facility Document, or the occurrence or existence of any event or circumstance that such Borrower reasonably expects will with the passage of time become a Default or Event of Default by such Borrower or any other Person.

(b)Litigation. Each Borrower shall promptly inform Lender in writing of the commencement of, or any determination in, any dispute, litigation, investigation, proceeding, sanctions or suspension between such Borrower, on the one hand, and any Governmental Authority (or any other Person, on the other, with an amount in controversy equal to or greater than $10,000,000).

(c)Material Adverse Effect on Collateral. As soon as possible, each Borrower shall inform Lender in writing upon such Borrower becoming aware of any default related to any Collateral which should reasonably be expected to have a Material Adverse Effect.

(d)Reserved.

(e)Credit Default. Unless otherwise disclosed by Guarantor on Form 8-K with separate notice by the Borrowers to Lender of the filing of such Form 8-K, upon, and in any event within five (5) Business Days after, the Borrowers shall furnish the Lender notice of the involuntary termination, acceleration, maturity of or reduction in the amount available for borrowing under any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by a Borrower Party and any third party to the extent that such agreement or facility, prior to the effectiveness of such termination, acceleration, maturity or reduction in the amount available for borrowing, provides for a minimum amount available for borrowing by such Borrower Party equal to or greater than $10,000,000.

(f)Servicing Contract Transfer. As soon as possible, each Borrower shall inform Lender in writing of the transfer, expiration without renewal, termination or other loss of all or any part of any Servicing Contract (or the termination or replacement of such Borrower thereunder), the reason for such transfer, loss or replacement, if known to it and the effects that such transfer, loss or replacement will have (or will likely have) on the prospects for full and timely collection of all amounts owing to the Borrower under or in respect of the Borrower’s Servicing Contracts.

(g)Agency Notices. Each Borrower shall promptly furnish the Lender copies of all notices it receives from Fannie Mae, Freddie Mac, HUD or Ginnie Mae indicating any adverse fact or circumstance in respect of the Borrower with respect to which adverse fact or circumstance Fannie Mae, Freddie Mac, HUD or Ginnie Mae, respectively, announces its intention to terminate or threatens to terminate such Borrower or the Subservicer with cause or with respect to which Fannie Mae, Freddie Mac, HUD or Ginnie Mae, announces its intention to conduct any inspection or investigation of such Borrower or Subservicer, or either of their files or facilities outside of the ordinary course.

(h)Servicing Rights Notices. Each Borrower shall provide copies of (i) all notices it receives from Freddie Mac that materially affect the Eligible Servicing Rights, and (ii) any demand by an Agency or an insurer for the repurchase of or indemnification with respect to a mortgage loan and the reason for such repurchase or indemnification within three (3) Business

Days after such Borrower or Subservicer receives notice thereof, if such demand would likely cause a Material Adverse Effect.

(i)Subservicer Rating. Each Borrower shall provide written notice to the Lender within two (2) Business Days of receipt of notice of any decrease in any servicer rating of Subservicer below (i) “SQ3”, as rated by Moody’s or (ii) “Average”, as rated by S&P.

(j)Other. Each Borrower shall furnish, or cause to be furnished, upon the request of Lender, such other information or reports as the Lender may from time to time reasonably request.

(k)Agency Requirements. Each Borrower shall provide written notice of any change in any Agency’s requirements regarding such Borrower’s or Subservicer’s minimum consolidated tangible net worth or any change in such Agency’s requirements regarding such Borrower’s or Subservicer’s consolidated liquidity within five (5) Business Days after such Borrower or Subservicer receives notice thereof.

(l)Amendment to any Servicing Contract or the Subservicing Agreement. Each Borrower shall provide written notice to the Lender within five (5) Business Days after such Borrower or the Subservicer enters into any amendment to the terms of the Freddie Mac Servicing Contract or the Subservicing Agreement; provided, that such Borrower shall not allow Subservicer to enter into any amendment to the Subservicing Agreement or the Freddie Mac Servicing Contract that would affect Subservicer's servicing of the Mortgage Loans subject to this Agreement without the prior written consent of Lender and subject to the rights and interests of Freddie Mac, the Freddie Mac Servicing Contract, and the Freddie Mac Acknowledgment Agreement; provided, however, any amendment approved by Freddie Mac shall be deemed approved by Lender.

(m)Subservicer Termination. Each Borrower shall provide written notice to Lender within one (1) Business Day following the occurrence of a Subservicer Termination Event.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01Events of Default. The following events shall be “Events of Default”:

(a)A Borrower or Guarantor shall fail to (a) make any payment or deposit to be made by it under Article II, Section 3.01 or Section 8.02(d) when due (whether of principal or interest at stated maturity, upon acceleration, or at mandatory prepayments due to Borrowing Base Deficiencies or otherwise) or (b) make any other payment or deposit to be made by it hereunder when due and, solely with respect to this clause (b), such failure (other than with respect to payment of principal) shall continue unremedied for a period of two (2) Business Days;

(b)A Borrower Party shall fail to comply with the requirements of Sections 7.01(n), 7.01(i), 7.01(g), 7.01(ee) or 7.02(f) and such default shall continue unremedied for a period of one (1) Business Day; or a Borrower Party shall otherwise fail to observe or perform any other agreement contained in this Agreement or any other Facility Document and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days following a Borrower Party obtaining knowledge thereof;

(c)Any representation, warranty or certification made or deemed made herein or in any other Facility Document by a Borrower Party or any certificate furnished to Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Section 6.02 which shall be considered solely for the purpose of determining the MSR Value of the Eligible Servicing Rights; unless (i) Borrower Party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by Lender in its reasonable discretion to be materially false or misleading on a regular basis);

(d)(1) The failure of PMC to be an approved servicer under the guidelines of an Agency with respect to which any Eligible Servicing Rights pledged under this Agreement relate, (2) PMC fails to service or subservice, as applicable, in accordance with the Agency Guides and the Lender determines in its good faith discretion that such failure may have a Material Adverse Effect, (3) PMC is terminated as servicer or subservicer, as applicable, with respect to any Eligible Servicing Rights by Freddie Mac (except if the provisions of Section 7.01(g)(a)-(c) are met), (4) PMC shall at any time be terminated, revoked or suspended as servicer or subservicer, as applicable, with respect to any whole loan servicing or subservicing rights that make up a material portion of PMC’s servicing portfolio or subservicing portfolio, (5) PMC shall cease to be approved by or its approval shall be revoked, suspended, rescinded, halted, eliminated, withdrawn, annulled, repealed, voided or terminated by an Agency as an approved seller/servicer or lender, (6) all or a portion of a Borrower Party’s servicing or subservicing portfolio consisting of Agency loans is seized, (7) any Agency shall at any time cease to accept delivery of any loan or loans from PMC under any program or notifies PMC that the Agency shall cease accepting loan deliveries from such Borrower, (8) receipt by a Borrower Party of a notice from any Agency indicating material breach, default or material non-compliance by such Borrower Party which the Lender reasonably determines may entitle such Agency to terminate such Borrower Party, as applicable, which notice has not been rescinded or nullified within three (3) Business Days of its receipt by such Borrower Party or such lesser time as Lender believes is necessary to protect its interest and provides the Borrowers with written notice thereof, as the case may be, and (9) the Subservicing Agreement is amended without the prior written consent of Lender and, notwithstanding the provisions of Section 7.02(l), the Lender determines in its good faith discretion that such amendment may have a Material Adverse Effect;

(e)Any “event of default” which constitutes a payment default shall have occurred and shall be continuing beyond the expiration of any applicable grace period under the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by such Borrower or any of its Affiliates on the one hand and any third party (including an Affiliate of such Borrower but excluding the Lender or any Affiliate of Lender), which relates to the Indebtedness of such Borrower or any of its Affiliates in an amount individually or in the aggregate greater than $10,000,000 which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by such third party;

(f)The Lender does not, or ceases to, have a first priority perfected security interest in the Collateral or any material part thereof, subject only to the interests of Freddie Mac pursuant to the Freddie Mac Servicing Contract and the Freddie Mac Acknowledgment Agreement, other than as a result of a release of such security interest by the Lender and such default continues unremedied for a period of one (1) Business Day after the earlier of (i) a Responsible Officer of a Borrower or the Guarantor having actual knowledge thereof and (ii) written notice of such default from the Lender;

(g)A Change of Control of a Borrower or the Guarantor occurs;

(h)(A) PMC ceases to be (1) a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (2) a Freddie Mac approved seller/servicer or HUD, Freddie Mac or Freddie Mac, as applicable, suspends, rescinds, halts, eliminates, withdraws, annuls, repeals, voids or terminates the status of PMC as either (1) a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (2) a Freddie Mac or Freddie Mac approved servicer or (B) PMC receives notice that HUD, Freddie Mac or Freddie Mac may take such action set forth in clause (A);

(i)[Reserved];

(j)Guarantor shall fail at any time to maintain its status as a REIT or shall fail to satisfy all of the conditions set forth in Section 856(c)(2), (3) and (4) of the Code and any Treasury Regulations promulgated thereunder;

(k)PMC or Guarantor shall fail to comply with the financial covenants set forth in Section 7.01(w) hereto;

(l)The failure of PMC to maintain any Agency’s net worth requirements;

(m)Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against a Borrower or any of its Affiliates, by a court, administrative tribunal or other body having jurisdiction over them and the same shall not be satisfied or discharged (or provisions shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof or, if a stay of execution is procured, sixty (60) days from the date such stay is lifted;

(n)(1) A Borrower or any of its Affiliates files a voluntary petition in bankruptcy, seeks relief under any provision of any Insolvency Law or consents to the filing of any petition against it under any such law; (2) a proceeding shall have been instituted by any Affiliate of a Borrower in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Borrower or such Affiliate in an involuntary case under any applicable Insolvency Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Borrower or such Affiliate, or for any substantial part of its Property, or for the winding-up or liquidation of its affairs, (3) a proceeding shall have been instituted by any Person (other than an Affiliate of a Borrower) in a court having jurisdiction in the premises seeking a decree or order for relief in respect of a Borrower or any of its Affiliates in an involuntary case under any applicable Insolvency Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Borrower or such Affiliate, or for any substantial part of its Property, or for the winding-up or liquidation of its affairs and such Borrower or such Affiliate shall have failed to obtain a relief (including, without limitation, a dismissal) or a stay of such involuntary proceeding within sixty (60) days, (4) the admission in writing by a Borrower or any of its Affiliates of its inability to pay its debts as they become due, (5) a Borrower or any of its Affiliates consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official, of all or any part of its Property or any custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official takes possession of all or any part of the Property of such Borrower or any of its Affiliates; (6) a Borrower or any of its Affiliates makes an assignment for the benefit of any of its creditors; or (7) a Borrower or any of its Affiliates generally fails to pay its debts as they become due;

(o)Any Governmental Authority or any Person, agency or entity acting or purporting to act under Governmental Authority (including any Agency) shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of the Borrower or any of its Affiliates, or shall have taken any action to displace the management of any of the Borrower or any of its Affiliates or to curtail the Borrower’s, or any of its Affiliates’ authority in the conduct of its business;

(p)The Guarantor repudiates, revokes or attempts to revoke in writing the guaranty of the Guarantor set forth in Section 11.13 of this Agreement, in whole or in part; or

(q)the occurrence of a Subservicer Termination Event.

Section 8.02Remedies.

(a)Optional Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in Section 8.01(n)), the Lender may by written notice to the Borrowers, terminate the Facility and declare all Loans and all other Obligations to be immediately due and payable.

(b)Automatic Acceleration. Upon the occurrence of an Event of Default described in Section 8.01(n), the Facility shall be automatically terminated and the Loans and all other Obligations shall be immediately due and payable upon the occurrence of such event, without demand or notice of any kind.

(c)Remedies. Upon any acceleration of the Loans pursuant to this Section 8.02, the Lender, in addition to all other rights and remedies under this Agreement or otherwise, shall have all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. The Borrowers agree, upon the occurrence of an Event of Default and notice from the Lender, to assemble, at their expense, all of the Collateral that is in their possession (whether by return, repossession, or otherwise) at a place designated by the Lender. All out-of-pocket costs incurred by the Lender in the collection of all Obligations, and the enforcement of its rights hereunder, including reasonable attorneys’ fees and legal expenses, shall be paid out of the Collateral. Without limiting the foregoing, upon the occurrence of an Event of Default and the acceleration of the Loans pursuant to this Section 8.02, the Lender may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) enter upon any premises where any of the Collateral which is in the possession of a Borrower (whether by return, repossession, or otherwise) may be located and take possession of and remove such Collateral, (ii) sell any or all of such Collateral, free of all rights and claims of any Borrower therein and thereto, at any public or private sale, and (iii) bid for and purchase any or all of such Collateral at any such sale. Any such sale shall be conducted in a commercially reasonable manner and in accordance with applicable law. Each Borrower hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Lender of any of its rights and remedies upon the occurrence of an Event of Default. Each of the Lender and the Borrowers shall have the right (but not the obligation) to bid for and purchase any or all Collateral at any public or private sale. Each Borrower hereby agrees that in any sale of any of the Collateral, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and each Borrower further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner. The Lender shall not be liable for any sale, private or public, conducted in accordance with this Section 8.02(c). If an Event of Default occurs, and upon acceleration of the Loans hereunder, the Loans and all other Obligations shall be immediately due and payable, and collections on the Collateral shall be used to pay the Obligations.  Notwithstanding anything herein to the contrary, to the extent any provision of this Section 8.02 conflicts with the Lender’s rights and remedies set forth in the Freddie Mac Acknowledgment Agreement, the Freddie Mac Acknowledgment Agreement shall control.

(d)In the event a Borrower receives a notice from an Agency indicating a material breach, material default or material non-compliance by such Borrower that the Lender reasonably determines may entitle such Agency to terminate such Borrower, which breach, default or non-compliance has not been satisfactorily cured or remedied within ten (10) Business Days of the receipt by such Borrower of such notice, or such lesser time as Lender believes is necessary to protect its interest and provides Borrowers with written notice thereof, as the case may be, the Lender may by written notice to the Borrowers, terminate the Facility and declare all Loans and all other Obligations to be immediately due and payable.

Section 8.03Application of Proceeds.

(a)Reserved.

(b)Reserved.

(c)Reserved.

(d)On each Business Day during which an Event of Default has occurred and is continuing hereunder, the Lender shall apply Collections in the following order to pay:

(i)to the Lender, any fees due pursuant to the terms hereof;

(ii)to the Lender or any Indemnified Party an amount equal to any other amounts (including the Outstanding Aggregate Loan Amount) then due to such Persons pursuant to this Agreement that have not been paid by the Borrowers (and to the extent that there are insufficient funds to pay all of the foregoing amounts, such amount shall be distributed to the foregoing parties, pro rata in accordance with the amounts due to such parties); and

(iii)any remaining amounts to the Borrowers by transferring such amount to the account specified in writing by the Borrowers.

ARTICLE IX

ASSIGNMENT

Section 9.01Restrictions on Assignments. No Borrower shall assign its rights hereunder or any interest herein without the prior written consent of the Lender. The Lender may assign any or all of its rights and, its obligations, under this Agreement, under any Loan pursuant to this Agreement or under the other Facility Documents, (i) without consent of the Borrowers, to (a) any Affiliate of Lender or a conduit or other entity supported by the Lender or an Affiliate of Lender or (b) following an Event of Default, and (ii) with the Borrower’s prior written consent (not to be unreasonably withheld or delayed), to any other entity; provided, that notwithstanding anything herein to the contrary, no Borrower shall be subject to any increased costs or expenses as a result of such assignment made without Borrowers’ consent; provided, further that, if Lender assigns its rights and obligations to a conduit or other entity supported by the Lender or an Affiliate of Lender, Borrowers agree to cooperate in good faith with Lender to make changes to the Facility Documents to facilitate such assignment. Notwithstanding anything to the contrary in this Article IX, the parties acknowledge and agree that the Freddie Mac Acknowledgment Agreement does not permit any assignments of, or any parties rights, obligations, or interest in, the Freddie Mac Acknowledgment Agreement, except pursuant to the express provisions of the Freddie Mac Acknowledgment Agreement.

Section 9.02Evidence of Assignment; Endorsement on Note. The Lender hereby agrees that it shall endorse the Note to reflect any assignments made pursuant to this Article IX or otherwise.

Section 9.03Rights of Assignee. Upon Lender’s assignment of all of its rights and obligations hereunder, under the Note and under the other Facility Documents to an assignee in accordance with Section 9.01, such assignee shall have all such rights and obligations of the Lender as set forth in such assignment or delegation, as applicable, and all references to the Lender in this Agreement or any Facility Document shall be deemed to apply to such assignee to the extent of such interest. If any interest in any Facility Document is transferred to any assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such assignee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.02.

Section 9.04Permitted Participants; Effect.

(a)The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time (and from time to time) assign, pledge, hedge, hypothecate or otherwise sell to one or more banks or other entities (each a “Participant”) all or a portion of participating interests in any Loan owing to the Lender, any Note held by the Lender, any Available Facility Amount of the Lender, or any other interest of the Lender under this Agreement or the other Facility Documents. In the event of any such assignment, pledge, hedge, hypothecation or sale by the Lender of a participating interest to a Participant, (i) the Lender’s obligations hereunder and under the other Facility Documents shall remain unchanged; (ii) the Lender shall remain solely responsible to the Borrowers for the performance of such obligations; and (iii) the Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for the purposes under the Facility Documents. All amounts payable by the Borrowers under this Agreement shall be determined as if the Lender had not assigned, pledged, hedged, hypothecated or otherwise sold such participating interests. The Borrowers and the Lender shall continue to deal solely and directly with each other in connection with the Lender’s rights and obligations under the Facility Documents.

(b)Any agreement or instrument pursuant to which Lender sells such a participation shall provide that Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.01 that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.06, 3.02 and 10.1 (subject to the requirements and limitations therein, including the requirements under Section 3.02(d) (it being understood that the documentation required under Section 3.02(d) shall be delivered to Lender)) to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to Section 9.01; provided that such Participant shall not be entitled to receive any greater payment under Sections 2.06 or 3.02 with respect to any participation than Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.12 as though it were the Lender. Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the interest in the Loans or other obligations under the Facility Documents (the “Participant Register”); provided that Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Facility Documents) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Department regulations.  The entries in the Participant Registrar shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 9.05Voting Rights of Participants. The Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Facility Documents other than any amendment, modification, or waiver with respect to any Loan or Available Facility Amount in which such Participant has an interest which forgives principal, interest, or fees or reduces the interest rate or fees payable with respect to any such Loan or Available Facility Amount, extends the Wind Down Date, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan or Available Facility Amount or releases all or substantially all of the Collateral (other than as expressly permitted pursuant to the Facility Documents).

ARTICLE X

INDEMNIFICATION

Section 10.01Indemnities by the Borrowers. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Borrowers jointly and severally hereby agree to indemnify the Lender, its Affiliates, successors, permitted transferees and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement, the other Facility Documents, or any transaction contemplated hereby or thereby excluding, however, (a) Indemnified Amounts to the extent a court of competent jurisdiction determines that they resulted from gross negligence, bad faith or willful misconduct on the part of such Indemnified Party, (b) in the event that the Lender has assigned its rights or delegated its obligations in respect of this Agreement, and the Indemnified Amounts with respect to such assignee exceed the Indemnified Amounts that would otherwise have been payable by the Borrowers to the Lender, the amount of such excess, (c) taxes expressly excluded from Taxes in Section 3.02(a) above (other than any such Taxes that are incremental and arise solely by reason of a breach by a Borrower of its obligations under this Agreement), and (d) any lost profits or indirect, exemplary, punitive or consequential damages of any Indemnified Party. In any suit, proceeding or action brought by the Lender in connection with any Collateral for any sum owing thereunder, or to enforce any provisions of any Collateral, the Borrowers, jointly and severally, will save, indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by a Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from such Borrower. The Borrowers also agree to reimburse the Lender as and when billed by the Lender for all the Lender’s out-of-pocket costs and expenses incurred in connection with the enforcement or the preservation of the Lender’s rights under this Agreement, the Note, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel. The Borrowers hereby acknowledge that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of each Borrower under the Note is a recourse obligation of each Borrower. Under no circumstances shall any Indemnified Party be liable to a Borrower for any lost profits or indirect, exemplary, punitive or consequential damages.

Section 10.02General Provisions. If for any reason the indemnification provided above in Section 10.01 (and subject to the limitations on indemnification contained therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless on the basis of public policy, then the Borrowers shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrowers on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

The provisions of this Article X shall survive the termination of this Agreement and the payment of the Obligations.

ARTICLE XI

MISCELLANEOUS

Section 11.01Amendments, Etc. Neither this Agreement nor any provision hereof may be amended, supplemented, or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Lender.

Section 11.02Notices, Etc. Except as provided herein, all notices required or permitted by this Agreement shall be in writing (including without limitation by Electronic Transmission, email or facsimile) and shall be effective and deemed delivered only when received by the party to which it is sent; provided that notices of Events of Default and exercise of remedies or under Section 8.02 shall be sent via overnight mail and by electronic transmission. Any such notice shall be sent to a party at the address, electronic mail or facsimile transmission number set forth on Schedule 11.02 or to such other address, e-mail address or facsimile number as either party may notify to the others in writing from time to time.

Section 11.03No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.04Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Lender, and their respective successors and assigns, provided, however, that nothing in the foregoing shall be deemed to authorize any assignment not permitted in Section 9.01.

Section 11.05GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT). EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE

BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT IN THE BOROUGH OF MANHATTAN AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY OTHER JURISDICTION.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 11.06Entire Agreement. This Agreement and the Facility Documents embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein.

Section 11.07Acknowledgement. Each Borrower hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note and the other Facility Documents to which it is a party;

(b)the Lender has no fiduciary relationship to such Borrower, and the relationship between such Borrower and the Lender is solely that of debtor and creditor; and

(c)no joint venture exists among or between the Lender and (i) such Borrower or (ii) the Borrowers collectively.

Section 11.08Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be.

Section 11.09Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 11.10Confidentiality. Each party hereto agrees for the benefit of the other party that it will hold any confidential information received from the other party pursuant to this Agreement or any other Facility Document in strict confidence, as long as such information remains confidential except for disclosure to (i) its Affiliates, (ii) its legal counsel, accountants, and other professional advisors or to a permitted assignee or participant, (iii) regulatory officials, (iv) any Person as requested pursuant to or as required by law, regulation, legal process, or the rules and regulations of any Governmental Authority or stock exchange, (v) any Person in connection with any legal proceeding to which it is a party, (vi) rating agencies if requested or required by such agencies in connection with a rating, (vii) any Agency or (viii) any prospective or actual assignee or participant hereunder (including any prospective or actual credit hedge counterparty) (for so long as such party has executed a confidentiality or non-disclosure agreement substantially similar to the terms and provisions of this Section 11.10). The parties agree that this Agreement is confidential information of the Lender. The Lender also agrees that it will comply with all applicable securities laws with respect to any non-public information of the type referenced in the preceding sentence in its possession. This Section 11.10 shall survive termination of this Agreement.

Notwithstanding anything to the contrary in this Section 11.10, in the event of a conflict between the confidentiality provisions of this Agreement and the other Facility Documents (other than the Freddie Mac Acknowledgment Agreement), on the one hand, and the confidentiality provisions of the Freddie Mac Acknowledgment Agreement, on the other hand, the confidentiality provisions of the Freddie Mac Acknowledgment Agreement shall control, but only to the extent applicable as provided in the Freddie Mac Acknowledgment Agreement.

Section 11.11Survival. This Agreement shall remain in effect until the Termination Date; provided, however, that no such termination shall affect Borrowers’ Obligations to Lender at the time of such termination. The obligations of each Borrower under Sections 3.02, 10.01 and 11.10 hereof shall survive the repayment of the Loans and the termination of this Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

Section 11.12 Set-Off. In addition to any rights and remedies of the Lender provided by this Agreement and by law, the Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of such Borrower; provided, that the Lender’s right to set-off in relation to Freddie Mac Servicing Rights shall be permitted solely upon receipt of Surplus Proceeds (as such term is defined in the Freddie Mac Acknowledgment Agreement). Lender may set-off cash, the proceeds of the liquidation of any

Collateral and all other sums or obligations owed by the Lender or its Affiliates to a Borrower against all of such Borrower’s obligations to the Lender or its Affiliates under this Agreement with respect to such Borrower or under any other agreement between the parties or between any Borrower and any affiliate of the Lender, or otherwise whether or not such obligations are then due, without prejudice to the Lender’s or its Affiliate’s right to recover any deficiency. Lender agrees promptly to notify Borrowers after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.13Guaranty.

(a)Subject to Section 11.13(h) below, Guarantor hereby unconditionally and irrevocably guarantees to Lender the prompt payment of the Guaranteed Obligations in full when due (whether at the stated maturity, by acceleration or otherwise). Any such payment shall be made at such place and in the same currency as such relevant Guaranteed Obligation is payable. This guaranty is a guaranty of payment and not solely of collection and is a continuing guaranty and shall apply to all Guaranteed Obligations whenever arising.

(b)The obligations of the Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, or any other agreement or instrument referred to herein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Guarantor agrees that this guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any security or collateral and without the necessity at any time of having recourse to this Agreement or any other Facility Document or any collateral, if any, hereafter securing the Guaranteed Obligations or otherwise and Guarantor hereby waives the right to require Lender to proceed against any other Person or to require the Lender to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein shall prevent Lender from suing in any jurisdiction on this Agreement or any other Facility Document or foreclosing its security interest in or Lien on any collateral, if any, securing the Guaranteed Obligations or from exercising any other rights available to it under this Agreement or any instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of Guarantor’s obligations hereunder; it being the purpose and intent of Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither Guarantor’s obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by reason of the application of the laws of any foreign jurisdiction. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance of by Lender upon this guaranty or acceptance of this guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between Borrowers and Guarantor, on the one hand, and Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guaranty.

(c)Guarantor agrees that (a) all or any part of the security which hereafter may be held for the Guaranteed Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lender shall not have any obligation to protect, perfect, secure or insure any such security interests or Liens which hereafter may be held, if any, for the Guaranteed Obligations or the properties subject thereto; (c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed, increased or accelerated, in whole or in part; (d) each Borrower and any other party liable for payment under this Agreement may be granted indulgences generally; (e) any of the provisions of this Agreement or any other Facility Document may be modified, amended or waived; and (f) any deposit balance for the credit of any Borrower or any other party liable for the payment of the Guaranteed Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

(d)Guarantor expressly waives to the fullest extent permitted by Applicable Law: (a) notice of acceptance of this guaranty by the Lender and of all transfers of funds to any Borrower by Lender; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of Lender obtaining, amending, substituting for, releasing, waiving or modifying any Lien, if any, hereafter securing the Guaranteed Obligations, or Lender’s subordinating, compromising, discharging or releasing such Liens, if any; (e) all other notices to which any Borrower might otherwise be entitled in connection with the guaranty evidenced by this Section 11.13; and (f) demand for payment under this guaranty.

(e)The obligations of Guarantor under this Section 11.13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Guarantor agrees that it will indemnify Lender on demand for all reasonable and documented costs and out-of-pocket expenses (including, without limitation, reasonable and documented fees and expenses of counsel) incurred by Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(f)Guarantor agrees that, as between Guarantor, on the one hand, and Lender, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by Guarantor.

(g)Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 11.13(a), whether by subrogation or otherwise, against a Borrower or any security for any of the Guaranteed Obligations.

(h)Notwithstanding any provision to the contrary contained herein, to the extent the obligations of Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any Applicable Law relating to fraudulent conveyances or transfers) then the obligations of Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (as now or hereinafter in effect).

Section 11.14Joint and Several Liability of the Borrowers.

(a)Each of PMC and Holdings shall be jointly and severally liable for the rights, covenants, obligations and warranties and representations of PMC and Holdings as contained herein and the actions of any Person or third party shall in no way affect such joint and several liability.

(b)Notwithstanding the forgoing, each Borrower acknowledges and agrees that a Default or an Event of Default is hereby considered a Default or an Event of Default by each Borrower.

(c)Each of PMC and Holdings acknowledges and agrees that the Lender shall have no obligation to proceed against either PMC or Holdings before proceeding against the other. Each of PMC and Holdings hereby waives any defense to its obligations under this Agreement or any other Facility Document based upon or arising out of the disability or other defense or cessation of liability of PMC or Holdings versus the other. A Borrower’s subrogation claim arising from payments to Lender shall constitute a capital investment in another Borrower (1) subordinated to any claims of Lender and (2) equal to a ratable share of the equity interests in such Borrower.

Section 11.15Provisions Applicable to Freddie Mac and the Freddie Mac Collateral.

Notwithstanding anything to the contrary in this Agreement or the other Facility Documents, Lender and Borrowers acknowledge and agree (with the intent that Freddie Mac may rely upon the same as an express third party beneficiary) that:

(a)PMC’s right, title and interest in and to the Pledged Servicing Rights serving as Collateral may only be pledged by PMC as collateral for the purposes set forth in the Freddie Mac Acknowledgment Agreement, and on the terms and conditions set forth in the Freddie Mac Acknowledgment Agreement;

(b)neither Holdings nor Guarantor has any interest in the Pledged Servicing Rights except as expressly set forth in the  Freddie Mac Acknowledgment Agreement with respect to the Pledged Servicing Rights: (i) PMC, as Borrower, is not pledging or conveying any Excess Servicing Fees and Freddie Mac is not consenting to any pledge or conveyance of any Excess Servicing Fees or any other purported pledge, transfer or sale of Pledged Servicing Rights or the

Freddie Mac Servicing Contract by PMC, as seller and Holdings as purchaser, other than the Excess Servicing Fees as set forth in the Master Spread Acquisition and MSR Servicing Agreement subject in all respect to the Freddie Mac Acknowledgment Agreement; and (ii) any further purported pledge, conveyance, transfer, or sale by Holdings, as borrower, and Lender, as lender, of any Excess Servicing Fees shall be conclusively deemed to be null and void;

(c)solely as applicable to the Pledged Servicing Rights and the Freddie Mac Servicing Contract, Freddie Mac does not recognize Holdings as co-borrower under the Facility Documents, and Freddie Mac has no obligation and shall not interact with, provide notice to, otherwise deal with Holdings or Guarantor, except to the extent set forth in the Freddie Mac Acknowledgment Agreement ;

(d)a Default or Event of Default caused solely by Holdings or Guarantor under the Facility Documents that does not result in a Material Adverse Effect hereunder, shall have no impact on the Pledged Servicing Rights or Freddie Mac Servicing Contract and Lender shall have no right to exercise its rights or remedies pursuant to Section 8.02 or 11.12 of this Agreement, the UCC, the Freddie Mac Acknowledgment Agreement or otherwise applicable to Freddie Mac, against the Collateral as a result of a Default or Event of Default that does not result in a Material Adverse Effect hereunder caused solely by Holdings and/or Guarantor under the Facility Documents; provided, however, that the Lender shall be permitted to exercise its rights or remedies provided in this Agreement, the UCC or the Freddie Mac Acknowledgment Agreement applicable to Freddie Mac from and after (x) the occurrence of any Default or Event of Default by PMC and/or (y) the occurrence of any Default or Event of Default which would constitute a joint Default or Event of Default by any of PMC and Holdings and/or Guarantor pursuant to the Facility Documents (including a payment Event of Default under Section 8.01 of this Agreement); and

(e)subject and subordinate in all respects to the provisions of the Freddie Mac Acknowledgment Agreement, any Surplus Proceeds (as defined in the Freddie Mac Acknowledgment Agreement) received by Lender in connection with Lender’s exercise of its rights and remedies with respect to the Pledged Servicing Rights may be applied to reduce the amount owed to Lender by PMC, Holdings or Guarantor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Pennymac Corp., as a Borrower

By:  /s/ Pamela Marsh

Name:  Pamela Marsh

Title:    Managing Director, Treasurer

Pennymac HOLDINGS, LLC, as a Borrower

By  /s/ Pamela Marsh

Name:  Pamela Marsh

Title:    Managing Director, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:  /s/ Pamela Marsh

Name:   Pamela Marsh

Title:    Managing Director, Treasurer

Signature Page to Loan and Security Agreement (PMC)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:  /s/ Margaret Dellafera

Name:  Margaret Dellafera

Title:    Authorized Signatory

By:  /s/ Patrick J. Hart

Name:  Patrick J. Hart

Title:    Authorized Signatory

Signature Page to Loan and Security Agreement (PMC)

SCHEDULE I

DEFINITIONS

1.1	Definitions. As used in this Agreement the following terms have the meanings as indicated:

“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

“Advance” means any P&I Advance, T&I Advance or Corporate Advance.

“Adjusted Tangible Net Worth” has the meaning set forth in the Pricing Side Letter.

“Advance Rate” has the meaning assigned to it in the Pricing Side Letter.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that in respect of Subservicer, the term “Affiliate” shall include only Private National Mortgage Acceptance Company, LLC and its wholly owned subsidiaries, and in respect of a Borrower or Guarantor, the term “Affiliate” shall include only PennyMac Mortgage Investment Trust and its wholly owned subsidiaries.

“Agreement” has the meaning set forth in the preamble.

“Agency” means Fannie Mae, Freddie Mac or Ginnie Mae.

“Agency Guide” with respect to (1) Fannie Mae, the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide, as amended from time to time, (2) Freddie Mac, the Freddie Mac Single-Family Seller/Servicer Guide (the “Freddie Mac Guide”), and (3) with respect to Ginnie Mae, the Ginnie Mae MBS Guide, and in all cases, any other applicable guides published by such Agency and any related announcements, directives and correspondence issued by such Agency.

“Agency Servicing Rights” means all Servicing Rights with respect to the Agencies.

“Ancillary Income” means all money which is due and payable in connection with each Mortgage Loan other than the Servicing Fee and specifically including, without limitation, late charge fees, assignment transfer fees, insufficient funds check charges, amortization schedule fees, interest from escrow accounts and all other incidental fees and charges and any Float Benefit, in each case, to the extent such amounts are allocable to a Mortgage Loan, specifically excluding Excluded Collateral.

Schedule I - 1

“Applicable Law” means as to any Person, any law, treaty, rule or regulation (including the Investment Company Act of 1940, as amended) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Applicable Margin” has the meaning assigned to it in the Pricing Side Letter.

“Available Facility Amount” has the meaning assigned to it in the Pricing Side Letter.

“Available Loan Amount” means, on any Business Day, an amount equal to the lesser of (a) (i) the then current Available Facility Amount minus (ii) the Outstanding Aggregate Loan Amount, and (b) the Borrowing Base (giving effect to all Collateral to be pledged hereunder on such Business Day).

“Borrower” has the meaning set forth in the preamble.

“Borrower Funding Request” means the request to fund a Loan on any Funding Date, substantially in the form of Exhibit 2.03, delivered by the Borrowers in accordance with Section 2.03(a).

“Borrower Party” means each of the Borrowers and Guarantor.

“Borrowing Base” means, as of any date of determination, an amount equal to the aggregate Collateral Value of all Collateral for Loans that have been and remain pledged to the Lender hereunder.

“Borrowing Base Deficiency” has the meaning set forth in Section 2.08(b).

“Borrowing Base Report” means the borrowing base report, substantially in a format agreed upon between Borrowers and Lender, delivered by the Lender in accordance with Section 2.04.

“Borrowing Base Shortfall Day” has the meaning set forth in Section 2.08(b).

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day upon which the New York Stock Exchange or the Federal Reserve Bank of New York is closed.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” means (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Lender or of

Schedule I - 2

any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A” by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change in Law” means a change in any Applicable Law applicable to the Facility Documents that would have an adverse effect, as determined by Lender in its sole discretion, on Lender’s exercise of remedies following an Event of Default.

“Change of Control” (i) for each Borrower (a) any transaction or event as a result of which the Guarantor ceases to own, beneficially or of record, more than 50% of the stock of PMC or 100% of the certificates representing the beneficial ownership of Holdings, (b) the Disposition of all or substantially all of a Borrower’s assets (excluding any such action taken in connection with any securitization transaction or routine sales of Mortgage Loans), or (c) the consummation of a merger or consolidation of a Borrower with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s equity outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not equityholders of such Borrower immediately prior to such merger, consolidation or other reorganization and (ii) for the Guarantor (a) the Disposition of all or substantially all of Guarantor’s assets (excluding any such action taken in connection with any securitization transaction or routine sales of Mortgage Loans) or (b) the consummation of a merger or consolidation of Guarantor with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s equity outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not equityholders of the Guarantor immediately prior to such merger, consolidation or other reorganization.

“Closing Date” means the date on which all of the conditions set out in Section 5.01 are satisfied.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 4.01.

“Collateral Reporting Date” has the meaning set forth in Section 2.03(b).

Schedule I - 3

“Collateral Value” means, for purposes of determining the value of the Borrowing Base from time to time, with respect to the Eligible Servicing Rights, (a) (i) the Advance Rate for Eligible Servicing Rights, multiplied by (ii) the MSR Value of the Eligible Servicing Rights, minus (b) any outstanding repurchase and indemnity obligations under the related Servicing Contract that are due and payable by the Borrowers, but have not yet been paid by the Borrowers.

“Collections” means any Servicing Fees, any excess servicing or subservicing rights or retained yield, and any Ancillary Income that PMC, as servicer and Holdings, as an excess spread purchaser, are entitled to receive pursuant to the Servicing Contracts and the Master Spread Acquisition and MSR Servicing Agreement, as applicable.

“Compliance Certificate” means a certificate substantially in the form of Exhibit A to the MLRA Pricing Side Letter or other form reasonably acceptable to the Lender.

“Corporate Advance” means, collectively, (a) any advance (other than those described in clause (b) below) made by a Borrower as servicer pursuant to the Servicing Contracts to inspect, protect, preserve or repair properties that secure defaulted Mortgage Loans or that have been acquired through foreclosure or deed in lieu of foreclosure or other similar action pending disposition thereof, or for similar or related purposes, including, but not limited to, necessary legal fees and costs expended or incurred by a Borrower as servicer in connection with foreclosure, bankruptcy, eviction or litigation actions with or involving Mortgagors on defaulted Mortgage Loans, as well as costs to obtain clear title to such a property, to protect the priority of the lien created by a Mortgage Loan on such a property, and to dispose of properties taken through foreclosure or by deed in lieu thereof or other similar action, (b) any advance made by a Borrower as servicer pursuant to the Servicing Contracts to foreclose or undertake similar action with respect to a Mortgage Loan, and (c) any other out of pocket expenses incurred by a Borrower as servicer pursuant to the Servicing Contracts (including, for example, costs and expenses incurred in loss mitigation efforts and in processing assumptions of Mortgage Loans), to the extent such advances are reimbursable pursuant to the Servicing Contracts.

“CSCIB” means Credit Suisse AG, Cayman Islands Branch.

“CSFB” means Credit Suisse First Boston Mortgage Capital LLC.

“Custodial File” means with respect to any Mortgage Loan, a file pertaining to such Mortgage Loan being held by the Custodian that contains the mortgage documents pertaining to such Mortgage Loan.

“Custodian” means any financial institution that holds documents for any of the Mortgage Loans on behalf of an Agency.

“Default” means an Event of Default or an Unmatured Event of Default.

“Default Rate” means, with respect to any Loan for any Interest Period, and any late payment of fees or other amounts due hereunder, the LIBOR Rate for the related Interest Period (or for all successive Interest Periods during which such fees or other amounts were delinquent), plus 5.0% per annum.

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“Disposition” means, with respect to any Person, any sale or other whole or partial conveyance of all or any portion of such Person’s Property, or any direct or indirect interest therein to a third party, including the granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of such assets or the subjecting of any portion of such assets to restrictions on transfer.

“Dollars” or “$” means dollars in lawful money of the United States of America.

“Electronic File” means any electronic file, in form and substance reasonably acceptable to the Lender and containing the information agreed to between the Borrowers and the Lender; delivered by a Borrower to the Lender on a Funding Notice Date or Collateral Reporting Date pursuant to Section 2.03(a) or 2.03(b) and reflecting those Mortgage Loans related to Pledged Servicing Rights as of the close of business on such Funding Notice Date; provided, however, that with regard to the Electronic File delivered in connection with a Collateral Reporting Date, such Electronic File shall reflect information as of the close of business on the last Business Day of the preceding calendar month.

“Electronic Transmission” means the delivery of information in an electronic format acceptable to the applicable recipient thereof. An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires delivery of an original executed document).

“Eligible Seller” means a Person who sold Mortgage Loans to a Borrower, which Mortgage Loans such Borrower subsequently resold to another party or securitized, and retained the servicing rights and obligations with respect thereto under the Servicing Contracts.

“Eligible Servicing Rights” means, Servicing Rights owned by PMC that are either (i) appurtenant to mortgage loans that have been sold to Freddie Mac or otherwise delivered to Freddie Mac for inclusion in a securitization by Freddie Mac, and are serviced by PMC, (ii) appurtenant to mortgage loans (1) which were, but are no longer, pooled in securitizations by Freddie Mac, (2) which are currently owned by Freddie Mac in portfolio and (3) for which PMC is acting as the servicer, (iii) appurtenant to mortgage loans owned by PMC and not subject to any lien or other encumbrance, which mortgage loans are eligible for pooling with Freddie Mac, or (iv) appurtenant to mortgage loans that are serviced by PMC and are either securitized in a non-agency securitization with respect to which the Lender has approved the related PSA or held in whole loan format and either owned by PMC or servicing pursuant to a servicing agreement approved by the Lender; provided that all such mortgage loans shall be “qualified mortgages” or otherwise approved by the Lender for inclusion. In addition, all Eligible Servicing Rights must comply with the eligibility criteria set out in Schedule 6.02.

“Eligible Subservicer” means an established mortgage servicer that (A)(i) has been a Freddie Mac approved issuer for at least two (2) years, (ii) services mortgage loans with an aggregate unpaid principal balance greater than or equal to $30,000,000,000 and (iii) has a servicer rating of at least “Average” by S&P, “SQ3” by Moody’s or “RPS3” by Fitch, and (B) is party to an Eligible Subservicing Agreement.

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“Eligible Subservicing Agreement” means a subservicing agreement (i) that has been approved in writing by Lender, (ii) the subservicer of which is an Eligible Subservicer, and (iii) that has not been assigned or amended in any respect that is materially adverse to the Lender with respect to the remittance of servicing fees or advance reimbursements without the prior written consent of Lender.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that, together with Borrowers or Guarantor is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.

“Event of Default” has the meaning set forth in Section 8.01.

“Excess Servicing Fees” means the excess servicing fees sold by PMC to Holdings pursuant to the terms of the Master Spread Acquisition and MSR Servicing Agreement, subject to the terms and provisions of the Freddie Mac Acknowledgment Agreement.

“Excluded Collateral” means all right, title and interest of the Borrowers, whether now owned or hereafter acquired, in, to and under its rights to reimbursement for all Advances made under the Servicing Contracts.

“External Rewarehouse Agreement” means that certain Second Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017, by and among CSFB, as administrative agent, CSCIB, as committed buyer and a buyer, Alpine Securitization Ltd., as a buyer, POP, as a seller, and, Guarantor, as a guarantor.

“Facility” means the loan facility provided to the Borrowers by the Lender pursuant to this Agreement.

“Facility Documents” means this Agreement, the Note, the Pricing Side Letter, the Servicing Contracts, the Freddie Mac Acknowledgment Agreement, the Subservicer Acknowledgment Letter, the Subservicing Agreement and all notices, certificates, financing statements and other documents to be executed and delivered by the Borrower in connection with the transactions contemplated by this Agreement.

“Fannie Mae” means The Federal National Mortgage Association, also known as Fannie Mae, or any successor thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

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“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Float Benefit” means the net economic benefit resulting from investments of funds representing escrow and custodial deposits held for the account of the servicer or subservicer, or the related Agency relating to the Mortgage Loans.

“FMSR VF1 Repo” means that certain Master Repurchase Agreement, dated as of December 20, 2017, among CSFB, as administrative agent, CSCIB, as repo buyer, and PMC, as repo seller.

“Foreign Lender” means any successor or assignee of Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State and Commonwealth thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Freddie Mac” means The Federal Home Loan Mortgage Corporation, also known as Freddie Mac, or any successor thereto.

“Freddie Mac Acknowledgment Agreement” means an Acknowledgment Agreement, by and among Freddie Mac, each Borrower, Guarantor, and the Lender as secured party, pursuant to which Freddie Mac acknowledges the security interest granted pursuant to this Agreement of the Lender with respect to any Freddie Mac Servicing Rights, together with any amendments and addenda thereto.

“Freddie Mac Servicing Contract” means (i) the Purchase Contract (as defined in the Freddie Mac Guide), including a Purchase Contract confirmation, by and between PMC and Freddie Mac, (ii) the Freddie Mac Guide, (iii) any Bulletins (as defined in the Freddie Mac Guide), (iv) any agreement pursuant to which PMC provides a guaranty or any form of credit enhancement in connection with the sale of mortgage loans to Freddie Mac, (v) the Servicer Success Scorecard (as defined in the Freddie May Guide), (vi) any other document designated to be a Purchase Document by Freddie Mac, (vii) the Guide Plus Additional Provisions (as defined in the Freddie Mac Guide), as amended from time to time, and (viii) any other additional terms applicable to the sale of mortgage loans, such as written waivers, amendments or supplements to the Freddie Mac Guide that are made available to PMC by Freddie Mac through electronic means including sources designated by Freddie Mac for distribution of the Freddie Mac Guide.

“Freddie Mac Servicing Rights” means all Servicing Rights with respect to mortgage loans serviced by a Borrower for Freddie Mac.

“Funding Date” means the date of any Loan advance hereunder as provided in Section 2.03 hereof.

“Funding Notice Date” means the date on which a Borrower shall deliver a Borrower Funding Request, which shall be (i) at least two (2) Business Days prior to the date which such Borrower has requested as a Funding Date as provided therein, or (ii) if a Borrower Funding Request relates to new Collateral, at least five (5) Business Days prior to the date which such Borrower has requested as a Funding Date as provided therein.

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“GAAP” means United States Generally Accepted Accounting Principles inclusive of, but not limited to, applicable statements of Financial Accounting Standards issued by the Financial Accounting Standards Board, its predecessors and successors and SEC Staff Accounting Guidance as in effect from time to time applied on a consistent basis.

“Ginnie Mae” means The Government National Mortgage Association, also known as Ginnie Mae, or any successor thereto.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any municipality and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” shall mean PennyMac Mortgage Investment Trust, its successors and permitted assigns.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guaranteed Obligations” means, without duplication, all of the Obligations of each Borrower to Lender, whenever arising, under this Agreement or any other Facility Document (including, but not limited to, obligations with respect to principal, interest and fees).

“HUD” means the United States Department of Housing and Urban Development, or any successor thereto.

“Indebtedness” means, for any Person: at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital

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Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet..

“Indemnified Amounts” has the meaning set forth in Section 10.01.

“Indemnified Party” has the meaning set forth in Section 10.01.

“Initial Borrower Funding Request” means the request to fund the Loan on the Initial Funding Date, substantially in the form of Exhibit 2.03, delivered in accordance with Section 2.03(a), that is current as of the end of the previous calendar month.

“Initial Funding Date” means the Funding Date on which the first Loan is made pursuant to this Agreement, as specified in the Initial Borrower Funding Request.

“Insolvency Law” means any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction in effect at any time during the term of this Agreement.”

“Interest Period” means, for any Loan, (i) an initial period beginning on the Funding Date for such Loan and ending on the last day of the calendar month in which such Funding Date occurs; and (ii) subsequent consecutive periods thereafter, beginning on the first day of each subsequent calendar month and ending on the earlier of (x) the last day of the same calendar month in which such Interest Period began and (y) the Wind Down Date; and (iii) subsequent consecutive periods thereafter, beginning on the first day following, initially, the Wind Down Date, and thereafter, each Loan Repayment Date, and ending on the earlier of (x) the next following Loan Repayment Date and (y) the date on which the amount of all Obligations have been reduced to zero.

“Interest Rate” means, with respect to all Loans, the LIBOR Rate plus the Applicable Margin.

“Investment Company Act” means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

“Lender” means CSCIB.

“LIBOR Rate” means for each day, the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one month appearing on Bloomberg Screen US 0001M Page or if such rate ceases to appear on Bloomberg Screen US 0001M Page, or any other service providing comparable rate quotations at approximately 11:00 a.m., London time, on the applicable date of determination, or such interpolated rate as determined by the Lender.

“Lien” means with respect to any property or asset of any Person (a) any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or

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asset or (b) the interest of a vendor or lessor arising out of the acquisition of or agreement to acquire such property or asset under any conditional sale agreement, lease purchase agreement or other title retention agreement, and in each case, other than an Agency’s rights and interests in the related Agency Servicing Rights.

“Loan Repayment Date” means, (i) initially, the date that is thirty (30) days after the Wind Down Date, and (ii) thereafter, each date that is thirty (30) days after the immediately preceding Loan Repayment Date.

“Loans” has the meaning set forth in Section 2.01.

“Margin Call” has the meaning set forth in Section 2.08(b).

“Master Spread Acquisition and MSR Servicing Agreement” means that certain Master Spread Acquisition and MSR Servicing Agreement, dated as of September 15, 2016 by and between PMC, as seller and Holdings, as purchaser.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrowers, Subservicer, Guarantor or any Affiliate thereof that is a party to any Facility Documents taken as a whole, (b) a material impairment of the ability of the Borrowers, Subservicer, Guarantor or any Affiliate thereof that is a party to any Facility Document to perform its obligations under any of the Facility Documents to which it is a party and to avoid any Event of Default, (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any of the Facility Documents against any Borrower Party or any Affiliate thereof that is a party to any Facility Document, as determined by the Lender in its sole discretion, or (d) a material adverse effect on the rights and remedies of PMC under the Master Spread Acquisition and MSR Servicing Agreement.

“Maturity Date” means February 1, 2020.

“MBS” means mortgage backed securities.

“MBS Trust” means any of the trusts or trust estates in which the Mortgage Loans being serviced by a Borrower pursuant to the Servicing Contracts are held by the related MBS Trustee.

“MBS Trustee” means a trustee or indenture trustee for an MBS Trust.

“MLRA Pricing Side Letter” means that certain Second Amended and Restated Pricing Side Letter, dated as of April 28, 2017, by and among CSFB, CSCIB, Alpine Securitization Ltd., PMC, Holdings, PMC REO Financing Trust, Guarantor and POP with respect to the Roll-Up Agreement and the External Rewarehouse Agreement.

“Monthly Settlement Date” means, (i) initially, the earliest to occur of (a) the twenty-fifth (25th) Business Day of each calendar month, commencing February 25, 2018, and (b) the Wind Down Date, and (ii) following the occurrence of the Wind Down Date, each Loan Repayment Date (or, if such day is not a Business Day, the following Business Day).

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“Moody’s” means Moody’s Investors Service, Inc. or its successor in interest.

“Mortgage” means a mortgage, mortgage deed, deed of trust, or other instrument creating a first lien on or first priority security interest in an estate in fee simple in real property securing a Mortgage Note including any riders, assumption agreements or modifications relating thereto.

“Mortgage File” means, with respect to any Mortgage Loan, a file or files pertaining to such Mortgage Loan that contains the mortgage documents pertaining to such Mortgage Loan including any mortgage documents pertaining to such Mortgage Loan required by the Agency Guides.

“Mortgage Loan” means the mortgage loans listed on the Relevant Electronic File (as provided to the Lender pursuant to Section 2.03(a) or 2.03(b)).

“Mortgage Note” means the note or other evidence of indebtedness of a Mortgagor secured by a Mortgage pertaining to a Mortgage Loan.

“Mortgaged Property” means the real property or leasehold estate, if applicable securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” means the obligor on a Mortgage Note.

“MSR Value” means, with respect to (i) any Eligible Servicing Right included in the Borrowing Base the fair value ascribed to such asset by the Lender in its sole discretion, taking into account any outstanding obligations owed by the applicable Borrower to an Agency, as applicable, as marked to market as often as daily, (ii) a Servicing Right which is not an Eligible Servicing Right included in the Borrowing Base, zero. The Lender’s good faith determination of MSR Value shall be conclusive upon the parties, absent manifest error on the part of the Lender. Each Borrower acknowledges that the Lender’s determination of MSR Value is for the limited purpose of determining Collateral Value for lending purposes hereunder without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Eligible Servicing Rights achieved by obtaining competing bids. For the purpose of determining the related MSR Value, the Lender shall have the right to use either a Borrower’s valuation of the Eligible Servicing Rights delivered pursuant to Section 2.04 herein or the Lender’s valuation, or both. Subsequently, Lender shall have the right to reasonably request at any time from Borrowers, an updated valuation for each Eligible Servicing Right, in a form acceptable to Lender in its sole discretion; provided that the Lender shall not be obligated to rely on either valuation and shall have the right to determine the MSR Value of the Eligible Servicing Rights at any time in its sole discretion. The MSR Value shall be deemed to be zero with respect to each Loan for which such valuation is not provided within a reasonable time.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by any Borrower Party or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Income” means, for any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

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“Non-Recourse Debt” shall mean Indebtedness payable solely from the assets sold or pledged to secure such Indebtedness and under which Indebtedness no party has recourse to any Borrower Party or any of their Affiliates if such assets are inadequate or unavailable to pay off such Indebtedness, and neither Borrower Parties nor any of their Affiliates effectively has any obligation to directly or indirectly pay any such deficiency.

“Note” means the promissory note of the Borrowers issued to the Lender, in substantially the form of Exhibit 2.02(a), as amended from time to time, and any replacement thereof or substitution therefor.

“Obligations” means the Outstanding Aggregate Loan Amount, all accrued and unpaid interest thereon and all other amounts payable by a Borrower to the Lender pursuant to this Agreement, the Note or any other Facility Document.

“Opinion of Counsel” means a written opinion of counsel, reasonably acceptable to each Person to whom such opinion is addressed.

“Other Taxes” has the meaning set forth in Section 3.02(b).

“Outstanding Aggregate Loan Amount” means, at any time, the aggregate principal amount of the Loans funded by the Lender, minus the aggregate amount of payments received by the Lender prior to such time and applied to reduce the principal amount of the Loans.

“P&I Advance” means any advance disbursed by a Borrower as servicer pursuant to any Servicing Contract of delinquent interest and/or principal on the related Mortgage Loans.

“Participant” has the meaning set forth in Section 9.04.

“Participant Register” has the meaning set forth in Section 9.04.

“Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of a similar nature.

“Plan” means an employee benefit or other plan established or maintained by any Borrower Party or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Pledged Servicing Rights” means any Eligible Servicing Rights a security interest in which has been granted to the Lender pursuant to this Agreement (it being understood that the Servicing Rights pledged will be identified by pool number in the Electronic Files) subject to the terms and provisions of the Freddie Mac Acknowledgment Agreement.

“POP” means PennyMac Operating Partnership, L.P., a limited partnership organized under the laws of the State of Delaware.

“Pool” means a group of Mortgage Loans, which are the security for a mortgage-backed security issued or guaranteed by an Agency.

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“Prepayment Notice” means a notice substantially in the form of Exhibit 2.08(b).

“Pricing Side Letter” means that certain Loan and Security Agreement Pricing Side Letter, dated as of the date hereof, among the Borrowers, the Guarantor and the Lender, entered into in connection with this Agreement, as the same may be amended, modified or supplemented from time to time.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“PSA” means a pooling and servicing agreement or similar agreement related to a non-agency securitization.

“Recourse Servicing Obligations” means with respect to any mortgage loan, (a) any obligation or liability (actual or contingent) of the servicer or subservicer in respect of such Mortgage Loan to indemnify the relevant Agency for any losses incurred in respect of any Mortgage Loan that was determined at the time of sale to have been ineligible for sale to the applicable Agency due to a breach of one or more representations and warranties but accepted for purchase subject to any waiver and indemnity obligations, or (b) any other obligations described from time to time as being sold “with recourse” as such term (or terms of similar meaning) are defined in the relevant Agency Guide, as amended or supplemented from time to time, and any successor publications thereto having the same general contents and purpose.

“Register” has the meaning set forth in Section 9.04.

“REIT” means a real estate investment trust, as defined in Section 856 of the Code.

“Related Escrow Account Balances” means the balance, on the related Funding Date, of any escrow or impound accounts maintained by a Borrower which relate to any Mortgage Loan, including, without limitation, items escrowed for mortgage insurance, property taxes (either real or personal), hazard insurance, flood insurance, ground rents, or any other escrow or impound items required by any Mortgage Note or Mortgage, reduced by any unpaid real estate taxes or insurance premiums required to be paid by such Borrower, with respect to which amounts have been escrowed by the related Mortgagor.

“Related Principal and Interest Custodial Accounts” means all principal and interest custodial accounts maintained by PMC that relate to any Mortgage Loan or Pool.

“Relevant Electronic File” means, on any Business Day, the most recently delivered Electronic File that was delivered in accordance with Section 2.03(a) or 2.03(b) and relates to Eligible Servicing Rights that constitute Collateral hereunder.

“Repayment Notice” means a notice substantially in the form of Exhibit 2.08(a).

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, certificate of limited partnership, limited partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority,

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in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

“Responsible Officer” means (a) with respect to a Borrower, the chief executive officer, president, chief financial officer, treasurer, assistant vice president, assistant treasurer, secretary or assistant secretary of such Borrower, or any other officer having substantially the same authority and responsibility; provided, that with respect specifically to the obligations of the Borrowers set forth in Section 7.01(z) hereof, only the chief financial officer, treasurer, assistant treasurer, or comptroller of such Borrower shall be deemed to be a Responsible Officer; and (b) with respect to the Lender, a lending officer charged with responsibility for the day to day management of the relationship of such institution with the Borrower.

“Restricted Cash” means for any Person, any amount of cash of such Person that is contractually required to be set aside, segregated or otherwise reserved.

“Restricted Payment” means with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, warrants, options or rights therefor) issued by such Person, which may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly other than payments made in the ordinary course solely for the purpose of originating, servicing, subservicing and/or administrating Mortgage Loans.

“Roll-Up Agreement” means that certain Second Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017, by and among CSFB, as administrative agent, CSCIB, as committed buyer and a buyer, Alpine Securitization Ltd., as a buyer, PMC, as a seller, Holdings, as a seller, PMC REO Financing Trust, as an asset subsidiary, Guarantor, as a guarantor, and POP, as a seller and as a guarantor.

“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Servicing Fee” means the total amount of the fee payable to the Subservicer as compensation for subservicing and administering the Mortgage Loans.

“Servicing Rights” means with respect to each Mortgage Loan, all of PMC’s right, title and interest in, to and under the Freddie Mac Servicing Contract, whether now or hereafter existing, acquired or created, whether or not yet accrued, earned, due or payable, as well as all other present and future right and interest under such Servicing Contracts, including, without limitation, the right (i) to receive the Servicing Fee income payable after the related Funding Date (including without limitation, any Uncollected Fees), (ii) any and all Ancillary Income received after the related Funding Date, (iii) to hold and administer the Related Escrow Account Balances, (iv) to hold and administer, in accordance with the applicable Agency Guides, the Related Principal and Interest Custodial Account, the Custodial File, and the Mortgage File arising from or connected to the servicing or subservicing of such Mortgage Loan under this Agreement and (v) all proceeds, income, profits, rents and products of any of the foregoing including, without

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limitation, all of such Borrower’s rights to proceeds of any sale or other disposition of the Servicing Rights, but with respect to clauses (i) - (iv) above, specifically excluding any Excluded Collateral. Servicing Rights shall include any Excess Servicing Fees sold by PMC to Holdings pursuant to the terms of the Master Spread Acquisition and MSR Servicing Agreement.

“Subservicer” means PennyMac Loan Services, LLC, together with its permitted successors and assigns.

“Subservicer Termination Event” occurs when: (a) Subservicer ceases to be a seller/servicer approved by Fannie Mae or a lender approved by HUD, (b) Subservicer has been suspended as a seller/servicer by Fannie Mae or HUD on and after the date on which Subservicer first obtained such approval from Fannie Mae or HUD, as applicable or (c) Subservicer is under review or investigation outside of due course and has knowledge of imminent or future investigation outside of due course, by Fannie Mae or HUD on and after the date on which Subservicer became a Fannie Mae or HUD approved seller/servicer or lender, as the context may require, and the Borrower has not either (x) taken over the servicing of such Mortgage Loans itself or (y) (i) identified a replacement within thirty (30) days that meets the criteria of an Eligible Subservicer and (ii) replaced Subservicer with such Eligible Subservicer within sixty (60) days under an Eligible Subservicing Agreement and an agreement in form and substance similar to the Subservicing Agreement.

“Subservicing Agreement” means the Third Amended and Restated Flow Servicing Agreement, dated as of September 12, 2016, between POP, as owner, on behalf of its wholly owned Subsidiaries including PMC, and Subservicer as subservicer, as such agreement may be amended from time to time.

“Subsidiary” means a corporation of which a Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

“T&I Advance” means an advance made by a Borrower as servicer with respect to a Mortgage Loan pursuant to the servicer’s obligation to do so under any Servicing Contract of real estate taxes and assessments, or of hazard, flood or primary mortgage insurance premiums, required to be paid by the related Mortgagor under the terms of the related Mortgage Loan.

“Taxes” has the meaning set forth in Section 3.02.

“Termination Date” means the earliest of (i) the Maturity Date, (ii) the day on which the Facility is terminated pursuant to Section 8.02(a) or Section 8.02(b), (iii) the Loan Repayment Date on which the final amounts owing under the Facility are required to be paid as provided for in the first sentence of Section 2.08(a) hereof or (iv) termination of the External Rewarehouse Agreement, the Roll-Up Agreement or the FMSR VF1 Repo.

“Test Period” means any one fiscal quarter.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform

Schedule I - 15

Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Uncollected Fees” means with respect to any Mortgage Loan, any accrued late charges, NSF fees, assumption fees, and other fees charged to Mortgagors in connection with the servicing or subservicing of such Mortgage Loan which have not been collected by a Borrower as of the related Funding Date.

“Unmatured Event of Default” means any event that, with the giving of notice or lapse of time, or both, would become an Event of Default.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 77.01(a)(30) of the Code.

“Wind Down Date” means the earliest to occur of (i) the Maturity Date, or (ii) the Business Day specified by the Lender upon ten (10) Business Days’ prior written notice to the Borrowers.

Schedule I - 16

SCHEDULE 5.01

CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT

(a)	This Agreement duly executed by the parties hereto;
(b)	The Note duly executed by the Borrowers;
(c)	All other Facility Documents duly executed by the related parties;
(d)	A filed UCC-1 financing statement;
(e)

An incumbency certificate of each Borrower and Guarantor, certifying the names and true signatures of the persons authorized on the Borrowers’ and Guarantor’s behalf to sign, as applicable, this Agreement, the Note and the other Facility Documents to be delivered by the Borrower and Guarantor in connection herewith;

(f)	A certificate of a Responsible Officer of each Borrower and Guarantor attaching copies of organizational documents, resolutions, and good standing certificate of the Borrowers and the Guarantor;
(g)

An Opinion of Counsel, delivered by outside counsel acceptable to the Lender in its reasonable discretion, opining as to: New York enforceability, corporate matters and non-contravention, security interest, and the Investment Company Act of 1940; provided that opinions as to corporate matters and non-contravention may be given by the in-house counsel of the Borrowers;

(h)	An executed Freddie Mac Acknowledgment Agreement and an opinion of counsel with respect to such Freddie Mac Acknowledgment Agreement;
(i)	A separate power of attorney of PMC with respect to the powers described in Section 4.04;
(j)	The Master Spread Acquisition and MSR Servicing Agreement duly executed by the related parties;
(k)

The delivery of an executed release by Barclays Bank PLC, in form and substance satisfactory to the Lender, evidencing the release of its security interest in the Freddie Mac Servicing Rights subject to the lien of the Loan and Security Agreement (as amended or supplemented from time to time) dated as of March 24, 2017, by and among PennyMac Corp., PennyMac Holdings, LLC and Barclays Bank PLC;

(l)	The delivery of lien search reports with respect to the Borrowers covering the five-year period prior to the date hereof; and
(m)

The due filing of UCC financing statements on Form UCC-3, in form and substance satisfactory to the Lender, with respect to (i) the original financing statement file number 2017 1942108, filed by Barclays Bank PLC with the Delaware Secretary of State on March 24, 2017

Schedule 5.01 - 1

with respect to Holdings, and (ii) the UCC-1 original financing statement file number 2017 1942157, filed by Barclays Bank PLC with the Delaware Secretary of State on March 24, 2017 with respect to PMC.

Schedule 5.01 - 2

SCHEDULE 5.02

CONDITIONS PRECEDENT TO EACH LOAN

(a)	The Lender shall have received a duly executed copy of a Borrower Funding Request for such Loan in accordance with Section 2.03;
(b)	Delivery of all reasonable due diligence (to the extent supplemental due diligence is conducted by Lender with respect to such Loan);
(c)	The making of such Loan, and the application of the proceeds thereof, shall not result in the Outstanding Aggregate Loan Amount exceeding the Available Facility Amount;
(d)	The making of such Loan, and the application of the proceeds thereof, shall not result in a Borrowing Base Deficiency;
(e)	On the applicable Funding Date, the following statements shall be true (and each Borrower by delivering such Borrower Funding Request shall be deemed to have certified that):

(i)the representations and warranties set forth in Article VI are true and correct in all material respects (except for on the Closing Date, in which case the representations and warranties are true and correct on the Closing Date) on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true and correct as of such date);

(ii)such Borrower is in compliance with all covenants set forth in Article VII;

(iii)all conditions precedent to the making of such Loan have been satisfied;

(iv)no Default or Event of Default has occurred and is continuing, or would result from such Loans;

(v) all of the Servicing Rights included in the most recently delivered Electronic File are Eligible Servicing Rights, except for any non-qualifying Servicing Rights listed as such therein, and all Recourse Servicing Obligations have been identified as such in a schedule attached to such Electronic File;

(f)

The Lender shall have received (i) with respect to the Initial Borrower Funding Request, the initial Electronic File; and (ii) with respect to any subsequent Borrower Funding Request, a subsequent Electronic File on or prior to time required by Section 2.03;

(g)

With respect to any Borrower Funding Request, the Freddie Mac Acknowledgment Agreement is effective and in place with respect to which the related Servicing Rights will be pledged under the Agreement and consents from all third parties, including warehouse lenders, as needed, except to the extent the foregoing have already been received;

Schedule 5.02 - 1

(h)

With respect to the Initial Borrower Funding Request, an Opinion of Counsel, delivered by outside counsel acceptable to the Lender in its reasonable discretion, opining as to: security interest creation, perfection and priority;

(i)	All Facility Documents shall continue to be in full force and effect in all material respects;
(j)	With respect to the Freddie Mac Servicing Rights, Freddie Mac has not exercised its right of Suspension (as defined in the Freddie Mac Acknowledgment Agreement) has occurred; and
(k)	The Lender’s pro rata portion of the FMSR VF1 Repo is fully drawn based upon the then-current VFN Principal Balance (as defined in the FMSR VF1 Repo).

Schedule 5.02 - 2

SCHEDULE 6.01(S)

BORROWERS’ EXISTING FINANCING FACILITIES

[Attached]

Schedule 6.01(s) - 1

SCHEDULE 6.02

ELIGIBILITY CRITERIA WITH RESPECT TO THE SERVICING RIGHTS

All owned Servicing Rights for Mortgage Loans serviced by PMC on behalf of Freddie Mac, provided that such Servicing Rights are free and clear of any Liens, subject to Freddie Mac’s rights and interest in such Servicing Rights pursuant to the Acknowledgment Agreement and the Freddie Mac Servicing Contract acceptable in form and substance to the Lender.

Schedule 6.02 - 1

Schedule 7.01(cc)

Monthly MSR Collateral REPORT

Schedule 7.01(cc) - 1

SCHEDULE 11.02

NOTICES

If to PMC:

PennyMac Corp.

3043 Townsgate Road, Suite 300

Westlake Village, CA 91361

Attention:  Pamela Marsh/Josh Smith

Phone Number:  (805) 330-6059/ (818) 224-7078

E-mail:  pamela.marsh@pnmac.com; josh.smith@pnmac.com; contract.finance@pnmac.com

With copies to:

PennyMac Corp.
3043 Townsgate Road, Suite 300

Westlake Village, CA 91361
Attention: Jeff Grogin

Telephone: (818) 224-7050
Facsimile: (818) 936-0231
E-mail: jeff.grogin@pnmac.com

If to Holdings:

PennyMac Holdings, LLC
3043 Townsgate Road, Suite 310

Westlake Village, CA 91361

Attention:  Pamela Marsh/Josh Smith

Phone Number:  (805) 330-6059/ (818) 746-7078

E-mail:  pamela.marsh@pnmac.com; josh.smith@pnmac.com; contract.finance@pnmac.com

With copies to:

PennyMac Corp.
3043 Townsgate Road, Suite 310

Westlake Village, CA 91361
Attention: Jeff Grogin

Telephone: (818) 224-7050
Facsimile: (818) 936-0231
E-mail: jeff.grogin@pnmac.com

If to the Guarantor:

PennyMac Mortgage Investment Trust
3043 Townsgate Road

Westlake Village, CA 91361

Schedule 11.02 - 1

Attention:  Pamela Marsh/Josh Smith

Phone Number:  (805) 330-6059/ (818) 746-7078

E-mail:  pamela.marsh@pnmac.com; josh.smith@pnmac.com; contract.finance@pnmac.com

With copies to:

PennyMac Mortgage Investment Trust
3043 Townsgate Road

Westlake Village, CA 91361
Attention: Jeff Grogin
Telephone: (818) 224-7050
Facsimile: (818) 936-0231
E-mail: jeff.grogin@pnmac.com

if to Lender:

Credit Suisse AG, Cayman Islands Branch
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor
New York, New York  10010
Attention:  Margaret Dellafera
Phone Number: 212‑325‑6471
Fax Number: 212‑743‑4810
E‑mail: margaret.dellafera@credit‑suisse.com; dominic.obaditch@credit-suisse.com; roni.saporta@credit-suisse.com;

With copies to:

Credit Suisse AG, Cayman Islands Branch – Legal Department

c/o Credit Suisse Securities (USA) LLC

One Madison Avenue, 9th Floor

New York, NY 10010

Attention: Legal Department—RMBS Warehouse Lending

Fax Number: (212) 322-2376

CSFBMC LLC – Operations

c/o Credit Suisse Securities (USA) LLC

One Madison Avenue, 2nd floor

New York, New York 10010

Attention: Christopher Bergs, Resi Mortgage Warehouse Ops

Phone: 212-538-5087

E-mail: christopher.bergs@credit-suisse.com; list.afconduitreports@creditsuisse.com; agency.loanops@credit-suisse.com; david.bankert@creditsuisse.com; jason.golz@credit-suisse.com

Schedule 11.02 - 2

EXHIBIT 2.02(a)

FORM OF PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

[], 2018

$_____________

New York, New York

FOR VALUE RECEIVED, Pennymac Corp., a Delaware corporation (“PMC”) and PENNYMAC HOLDINGS, LLC (“Holdings” and, together with PMC, the “Borrowers”), each hereby promises to pay to the order of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (the “Lender”), at the principal office of the Lender at Eleven Madison Avenue, 4th Floor, New York, New York 10010, in lawful money of the United States, and in immediately available funds, the principal sum of [ ] ($[ ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrowers under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, amount and interest rate of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of' this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by the Lender.

This Note is the Note referred to in the Loan and Security Agreement dated as of February 1, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) among Borrowers, PennyMac Mortgage Investment Trust, as guarantor and the Lender, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

The Borrowers agree to pay all the Lender’s reasonable out-of-pocket costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of Lender’s counsel) in respect of this Note when incurred as required by Section 10.01 of the Loan Agreement.

Schedule 2.02(a) - 1

Notwithstanding the pledge of the Collateral, the Borrowers hereby acknowledge, admit and agree that the Borrowers’ obligations under this Note are joint and several, recourse obligations of the Borrowers to which the Borrowers pledge their full faith and credit.

The Borrowers, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender’s remedies against the Borrowers or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrowers, even if the Borrowers are is not a party to such agreement; provided, however, that the Lender and the Borrowers, by written agreement between them, may affect the liability of the Borrowers.

Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS NOTE). THE BORROWERS HEREBY SUBMIT TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWERS HERETO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT IN THE BOROUGH OF MANHATTAN AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWERS HERETO HEREBY CONSENT TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THEIR RESPECTIVE ADDRESSES SPECIFIED AT THE TIME FOR

Schedule 2.02(a) - 2

NOTICES UNDER THE LOAN AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH THEY SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE LENDER. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY OTHER JURISDICTION.

THE BORROWERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

[Signature Page Follows]

Schedule 2.02(a) - 3

Pennymac Corp.
By:
Name:
Title:

Pennymac HOLDINGS, LLC
By:
Name:
Title:

Schedule 2.02(a) - 4

SCHEDULE OF LOANS

This Note evidences Loans made under the within‑described Loan Agreement to the Borrowers, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

Date Made	Principal Amount of Loan	Amount Paid or Prepaid	Amount of Additional Draws	Unpaid Principal Amount	Notation Made by

Schedule 2.02(a) - 5

EXHIBIT 2.03
to Loan and Security Agreement

FORM OF BORROWER FUNDING REQUEST

[DATE]

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue, 4th Floor

New York, New York  10010

Attention:  Margaret Dellafera

Ladies and Gentlemen:

This [Initial] Borrower Funding Request is delivered to you pursuant to Section 2.03 of the Loan and Security Agreement, dated as of February 1, 2018 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), among PennyMac Corp., PennyMac Holdings, LLC, as borrowers, PennyMac Mortgage Investment Trust, as guarantor and Credit Suisse AG, Cayman Islands Branch, as lender (the “Lender”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule I of the Loan Agreement.

The undersigned (the “Borrowers”) hereby request that a Loan be made in the aggregate principal amount of $____ on _________, 20__ to be secured by the Servicing Rights.

An updated Electronic File, revised to reflect the acquisition of any additional Servicing Rights purchased by the Borrower since the most recently delivered Electronic File, has been delivered pursuant to Section 2.03 of the Loan Agreement. Such Electronic File reflects all Eligible Servicing Rights that constitute Collateral under the terms and conditions of the Agreement and a schedule of the mortgage loans related to the Servicing Rights identified in Electronic File is attached hereto as Schedule One.

[TO BE USED FOR ALL FUNDINGS THAT INVOLVE NEW COLLATERAL] [The Borrowers hereby acknowledge and agree that (other than with respect to the Agreement) (i) the Servicing Rights currently pledged as Collateral under the Agreement and (ii) any of the Servicing Rights identified on Schedule One attached hereto, are not currently assigned, pledged, conveyed or encumbered under any credit, warehouse or financing facility. The Borrowers further acknowledge and agree that (other than under the Agreement) it shall not assign, pledge, convey or encumber such Servicing Rights under any credit, warehouse or financing facility in the future, except with prior notice to, and consent from, the Lender.]

The undersigned hereby acknowledges that the delivery of this [Initial] Borrower Funding Request and the acceptance by the undersigned of the proceeds of the Loan requested hereby constitute a representation and warranty by the undersigned that all conditions precedent to such Loan specified in Article V of the Loan Agreement have been satisfied and will continue to be satisfied after giving effect to such Loan.

Schedule 2.03 - 1

The undersigned further represents and warrants that either (a) the Agency Guides and the Servicing Contracts have not been materially modified since the last date the undersigned delivered a Borrower Funding Request or (b) attached hereto is a true and complete description of any changes to the applicable Servicing Contracts since the last date the undersigned delivered a Borrower Funding Request.

Please wire transfer the proceeds of the Loan to the following account pursuant to the following instructions:

[______________]

The undersigned has caused this [Initial] Borrower Funding Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ____ day of _________, 20__.

Pennymac Corp., as a Borrower
By:
Name:
Title:

Pennymac HOLDINGS, LLC, as a Borrower
By:
Name:
Title:

Acknowledged and agreed:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:______________________________________

Name:

Title:

By:______________________________________

Name:

Title:

Schedule 2.03 - 2

SCHEDULE ONE

ELECTRONIC FILE

[To be provided by Borrower.]

Schedule 2.03 - 3

EXHIBIT 2.08(a)

FORM OF REPAYMENT NOTICE

[ ], 20__

TO:The Lender as defined in the Loan Agreement referred to below

Reference is hereby made to the Loan and Security Agreement, dated as of February 1, 2018 (as heretofore amended, the “Loan Agreement”), among PennyMac Corp. (“PMC”), PennyMac Holdings, LLC (“Holdings” and, together with PMC, collectively the “Borrowers”), PennyMac Mortgage Investment Trust (the “Guarantor”) and Credit Suisse AG, Cayman Islands Branch, as lender (the “Lender”). Capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.

The Borrowers hereby notify you that, pursuant to Section 2.08[(a)/(b)] of the Loan Agreement, they shall make a repayment of the Loans outstanding under the Loan Agreement to the Lender on [  ], 20__ in the amount of $_____.

Also included in the repayment amount shall be accrued and unpaid interest, in the amount of $__________________.

Schedule 2.08(a) - 1

The undersigned has caused this Repayment Notice to be executed and delivered by its duly authorized officer this_________ day of ____________, 20__.

Pennymac Corp., as a Borrower
By:
Name:
Title:

Pennymac HOLDINGS, LLC, as a Borrower
By:
Name:
Title:

Schedule 2.08(a) - 2

EXHIBIT 2.08(b)

FORM OF PREPAYMENT NOTICE

[  ], 20__

TO:The Lender as defined in the Loan Agreement referred to below

Reference is hereby made to the Loan and Security Agreement, dated as of February 1, 2018 (as heretofore amended, the “Loan Agreement”), among PennyMac Corp. (“PMC”), PennyMac Holdings, LLC (“Holdings” and, together with PMC, collectively the “Borrowers”), PennyMac Mortgage Investment Trust (the “Guarantor”) and Credit Suisse AG, Cayman Islands Branch, as lender (the “Lender”). Capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.

The Borrowers hereby notify you that, pursuant to and in compliance with Section 2.09 of the Loan Agreement, they shall make a prepayment of Loans outstanding under the Loan Agreement on [  ], 20__ in the amount of $________.

Also included in the prepayment amount shall be accrued and unpaid interest, in the amount of $____________.

The undersigned has caused this Prepayment Notice to be executed and delivered by its duly authorized officer this_________ day of ___________, 20__.

Pennymac Corp., as a Borrower
By:
Name:
Title:

Pennymac HOLDINGS, LLC, as a Borrower
By:
Name:
Title:

Schedule 2.08(b) - 1